                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             FORM 8-K/A #1
                             -------------

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

            Date of Earliest Event Reported - May 24, 1996

                        ATC ENVIRONMENTAL INC.
                        ----------------------
        (Exact name of Registrant as specified in its charter)


Delaware                        1-10583                           46-0399408
- ----------------------------------------------------------------------------
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification No.)
incorporation)

104 East 25th Street, 10th Floor
New York, New York                                                     10010
- --------------------------------------                    ------------------
(Address of principal executive offices)                          (Zip Code)

   Registrant's telephone number, including area code:   (212)  353-8280
                                                         ---------------

PAGE

Item 7.    Exhibits and Financial Statements.

(a)(1)(i)  Financial Statements of American Testing  and
           Engineering   Corporation for the Years Ended December 31,
           1995 and 1994, and for the Three Months Ended December 31, 1993, and the Year Ended September 30, 1995.


(b) Pro Forma Unaudited Combined Financial Data in connection with the Acquisition of American Testing and Engineering Coporation and 3D Information Services.
PAGE

                              SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              ATC ENVIRONMENTAL, INC
                                              ----------------------
                                                    (Registrant)

August 6, 1996                            By:  /s/ Richard L. Pruitt
- --------------                               ---------------------------
   (Dated)                                   RICHARD L. PRUITT
                                             Vice President and
                                             Principal Accounting Officer


PAGE

            ATC ENVIRONMENTAL INC. AND SUBSIDIARIES


PRO FORMA UNAUDITED COMBINED FINANCIAL DATA IN CONNECTION WITH
THE ACQUISITION OF AMERICAN TESTING AND ENGINEERING CORPORATION
               AND 3D INFORMATION SERVICES, INC.


The following pro forma unaudited combined condensed financial data for ATC Environmental Inc. ("ATC"), American Testing and Engineering Corporation ("ATEC") and 3D Information Services, Inc. ("3D") have been prepared based upon the historical financial results of the companies. The ATC financial data has been adjusted to give effect to the merger of ATC with its parent, Aurora Environmental, Inc. ("Aurora") and the Company's acquisition of the environmental subsidiaries of Hill International, Inc. ("Hill") comprising Hill's New York Region Environmental Division (the "Hill Businesses"; collectively "ATC As Adjusted"). The pro forma combined financial data give effect to the merger of ATC and Aurora under a method of accounting similar to a pooling of interests and the acquisition of ATEC, 3D and the Hill Businesses by ATC under the purchase method of accounting based upon the assumptions set forth in the notes to the pro forma unaudited combined financial data.

The pro forma combined statement of operations for the year ended February 29, 1996, reflect the merger of Aurora and the acquisitions of the Hill Businesses, ATEC and 3D as if each had occurred at March 1, 1995, the beginning of the period presented. The pro forma combined statement of operations for the three months ended May 31, 1996 reflect the historical results of ATC and the acquisitions of ATEC and 3D as if each had occurred on March 1, 1996.

The pro forma unaudited combined financial data should be read in conjunction with the audited consolidated financial statements of the Company, the Hill Businesses, ATEC and 3D.

The pro forma combined results are intended for informational purposes only and are not necessarily indicative of the results which would have been attained if the merger and acquisitions had been consummated at the beginning of the period presented or which may be attained in the future.

                                1
PAGE

ATC ENVIRONMENTAL INC. AND SUBSIDIARIES
PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (Unaudited)
THREE MONTHS ENDED MAY 31, 1996


                                           Note 2                                     Note 3
                                           ------------------------------             ------------------------------
                                           ATEC                                       3D
                                           Three Months                   ATC & ATEC  Three Months
                                           March 31,    Pro Forma         Pro Forma   March 31,    Pro Forma         Pro Forma
                               ATC         1996         Adjustments Notes Combined    1996         Adjustments Notes Combined
                               ----------- ------------ ----------- ----- ----------- ------------ ----------- ----- -----------
Revenues                       $16,645,983 $ 20,603,767 $(4,979,407) (A)  $32,270,343 $  2,645,734 $  (147,961) (A)  $34,768,116

Cost of Revenues                 9,363,971   12,821,299  (4,003,251) (B)   18,182,019    2,078,141    (110,656) (A)   20,149,504
                               ----------- ------------ -----------       ----------- ------------ -----------       -----------
    Gross Profit                 7,282,012    7,782,468    (976,156)       14,088,324      567,593     (37,305)       14,618,612

Operating Expenses:
  Selling                          542,582      606,026    (100,405) (A)    1,048,203      165,405      (6,954) (A)    1,206,654
  General and administrative     3,918,015    7,352,001  (2,985,214) (C)    8,284,802      287,160      27,666  (B)    8,599,628
  Provision for bad debts          132,635       86,301      (6,012) (A)      212,924           -           -            212,924
                               ----------- ------------ -----------       ----------- ------------ -----------       -----------
                                 4,593,232    8,044,328  (3,091,631)        9,545,929      452,565      20,712        10,019,206
                               ----------- ------------ -----------       ----------- ------------ -----------       -----------
       Operating Income (Loss)   2,688,780     (261,860)  2,115,475         4,542,395      115,028      58,017         4,599,406

Nonoperating Expense (Income):

  Interest expense                  57,326      355,426      16,892  (D)      429,644           -       51,563  (C)      481,207
  Interest income                 (130,035)          -           -           (130,035)      (3,360)     35,833  (D)      (97,562)
  Other, net                       (10,814)     (22,024)     (1,231) (A)      (31,607)       1,523          -            (30,084)
                               ----------- ------------ -----------       ----------- ------------ -----------       -----------
                                   (83,523)     333,402      18,123           268,002       (1,837)     87,396           353,561
                               ----------- ------------ -----------       ----------- ------------ -----------       -----------
       Income (loss) before
           income taxes          2,772,303     (595,262)  2,097,352         4,274,393      116,865    (145,413)        4,245,845

  Income tax expense             1,054,000           -      570,794  (E)    1,624,794       15,000      (9,706) (E)    1,630,088
                               ----------- ------------ -----------       ----------- ------------ -----------       -----------
       Income (loss) before
           minority interest     1,718,303     (595,262)  1,526,558         2,649,599      101,865    (135,707)        2,615,757

  Minority interest                    -            449        (449) (A)           -            -           -                 -
                               ----------- ------------ -----------       ----------- ------------ -----------       -----------
        Net income             $ 1,718,303    ($595,711)$ 1,527,007       $ 2,649,599 $   101,865  $  (135,707)      $ 2,615,757
                               =========== ============ ===========       =========== ============ ===========       ===========

Earnings per Common Share and
    Dilutive Common Equivalent
    Share:
  Primary                      $      0.20                                $      0.31                                $      0.30
                               ===========                                ===========                                ===========

  Fully diluted                $      0.20                                $      0.31                                $      0.30
                               ===========                                ===========                                ===========
Weighted Average Number of
    Shares Outstanding:
  Primary                        8,581,643                                  8,581,643                                  8,581,643
                               ===========                                ===========                                ===========
  Fully diluted                  8,680,339                                  8,680,339                                  8,680,339
                               ===========                                ===========                                ===========

                                2
PAGE

ATC ENVIRONMENTAL INC. AND SUBSIDIARIES
PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (Unaudited)
YEAR ENDED FEBRUARY 29, 1996

                                           Note 2                                      Note 3
                                           ------------------------------              ------------------------------
                                           ATEC                                        3D
                               ATC         Year Ended                     ATC & ATEC   Year Ended
                               As Adjusted Dec.  31,   Pro Forma          Pro Forma    Dec.  31,    Pro Forma         Pro Forma
                               (Note 4)    1995        Adjustments  Notes Combined     1995         Adjustments Notes Combined
                               ----------- ----------- ------------ ----- ------------ ------------ ----------- ----- ------------
Revenues                       $55,026,450 $95,130,122 $(11,619,111) (A)  $138,537,461 $ 10,487,632 $        -        $149,025,093

Cost of Revenues                30,401,728  26,926,568  (11,081,237) (B)    46,247,059    8,392,626          -          54,639,685
                               ----------- ----------- ------------       ------------ ------------ -----------       ------------
    Gross Profit                24,624,722  68,203,554     (537,874)        92,290,402    2,095,006          -          94,385,408

Operating Expenses:
  Selling                        1,769,809   31,064,366    (261,162) (A)    32,573,013    1,036,435          -          33,609,448
  General and administrative    15,392,180   37,167,886  (9,911,835) (C)    42,648,231      975,044    (340,092) (B)    43,283,183
  Provision for bad debts          434,165      124,049     (36,724) (A)       521,490           -           -             521,490
                               ----------- ------------ -----------       ------------ ------------ -----------       ------------
                                17,596,154   68,356,301 (10,209,721)        75,742,734    2,011,479    (340,092)        77,414,121
                               ----------- ------------ -----------       ------------ ------------ -----------       ------------
       Operating Income (Loss)   7,028,568     (152,747)  9,671,847         16,547,668       83,527     340,092         16,971,287

Nonoperating Expense (Income):
  Interest expense                 394,121    1,664,066    (165,422) (D)     1,892,765           89     206,250  (C)     2,099,104
  Interest income                 (274,289)          -           -            (274,289)     (16,864)    150,000  (D)      (141,153)
  Other, net                       (14,883)          -     (292,603) (A)      (307,486)       2,627          -            (304,859)
                               ----------- ------------ -----------       ------------ ------------ -----------       ------------
                                   104,949    1,664,066    (458,025)         1,310,990      (14,148)    356,250          1,653,092
                               ----------- ------------ -----------       ------------ ------------ -----------       ------------
       Income (loss) before
           income taxes          6,923,619   (1,816,813) 10,129,872         15,236,678       97,675     (16,158)        15,318,195

Income tax expense               2,263,864            -   3,158,962  (E)     5,422,826       12,387      27,716  (E)     5,462,929
                               ----------- ------------ -----------       ------------ ------------ -----------       ------------
       Income (loss) before
           minority interest     4,659,755   (1,816,813)  6,970,910          9,813,852       85,288     (43,874)         9,855,266

Minority interest                       -         2,162      (2,162) (A)            -            -           -                  -
                               ----------- ------------ -----------       ------------ ------------ -----------       ------------
Net income                     $ 4,659,755 $ (1,818,975)$ 6,973,072       $  9,813,852 $     85,288 $   (43,874)      $  9,855,266
                               =========== ============ ===========       ============ ============ ===========       ============

Earnings per Common Share and
    Dilutive Common Equivalent
    Share:
  Primary                      $      0.63                                $       1.33                                $       1.33
                               ===========                                ============                                ============

  Fully diluted                $      0.63                                $       1.33                                $       1.33
                               ===========                                ============                                ============
Weighted Average Number of
    Shares Outstanding:
  Primary                        7,383,746                                   7,383,746                                   7,383,746
                               ===========                                ============                                ============
  Fully diluted                  7,383,746                                   7,383,746                                   7,383,746
                               ===========                                ============                                ============

See notes to pro forma financial statements.

                                3
PAGE

ATC ENVIRONMENTAL INC. AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(Unaudited)


1. GENERAL

   Acquisition of Assets of ATEC - On May 24, 1996, ATC purchased certain assets and assumed certain liabilities of ATEC, a national environmental consulting firm. ATEC provides environmental consulting and engineering services through a large network of branch and regional offices. The acquisition was accounted for a purchase. The purchase price consideration consisted of $9,000,000 of cash paid at closing and property and facility lease payments and non-compete payment obligations of $6,001,000 payable during the first year following the purchase. The Company also assumed liability for ATEC's bank debt, approximately $10,750,000, its accounts payable, and certain other recorded liabilities. The Company is contingently liable to ATEC for additional purchase consideration up to $10,750,000 if certain revenue levels are achieved and certain other conditions are met. The maximum amount of contingent consideration payable, if fully earned, would be paid as follows: $3,883,000 in fiscal 1998, $3,873,333 in fiscal 1999,
   $1,293,334 in fiscal 2000 and $1,700,000 in fiscal 2002.

   Acquisition of Assets of 3D - Effective May 24, 1996 the Company purchased certain assets and assumed certain specified liabilities of 3D, a New Jersey based information services company providing technical information consulting services.
   The acquisition has been accounted for as a purchase. Consideration paid consisted of $3,000,000 of cash at closing and a note payable for $2,500,000 payable. In addition, ATC assumed certain liabilities of approximately $198,000. ATC also entered into a three year non-compete agreement with the majority stockholder.

   "ATC As Adjusted" Results of Operations - The "ATC As Adjusted" results of operations give effect to the merger of ATC with its parent, Aurora (which occurred on June 29, 1995) and ATC's acquisition of the Hill Businesses (which occurred on November 10, 1995) as if each had occurred as of March 1, 1995, the beginning of ATC's 1996 fiscal year. The merger of ATC and Aurora has been accounted for under a method of accounting similar to a pooling of interests, and the acquisition of the Hill Businesses by ATC under the purchase method of accounting.

2. PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF ATEC

   The pro forma adjustments assume the acquisition of ATEC occurred March 1, 1995 and reflects the adjustments to record the purchase of certain assets and assumption of specified liabilities based on ATEC's historical unaudited financial statements, exclusive of a subsidiary not purchased by ATC (WATEC) and branch offices discontinued by ATEC prior to ATC's acquisition of ATEC.

                                4
PAGE

   The purchase price is comprised of the following consideration:

Consideration to seller and majority owner:
  Cash paid at close                                      $  9,000,000
  Payment obligations for property and facility rentals
    and non-compete consideration                            6,001,000
                                                          ------------
                                                            15,001,000
                                                          ------------
Liabilities assumed:
  Current liabilities                                       15,731,076
  Bank debt                                                 10,750,000
                                                          ------------
                                                            26,481,076
                                                          ------------
Direct expenses and costs of transaction                       139,438
                                                          ------------
       Total consideration                                $ 41,621,514
                                                          ============


   The Company is contingently liable to ATEC for additional purchase consideration up to $10,750,000 if certain net revenue levels are achieved and certain other conditions are met. The maximum amounts of contingent payable, if fully earned, would be paid as follows: $3,883,333 in fiscal 1998, $3,873,333 in fiscal 1999, $1,293,334 in fiscal 2000 and $1,700,000 in fiscal
   2002.

   The purchase price is subject to adjustment based upon a final accounting of defined net equity as of the effective date of the purchase. Additionally, the Company may set-off against certain payment obligations the amount of any uncollected accounts receivable and work in process, net of recorded allowances, not collected within one year.

   The initial purchase price allocation is summarized as follows:

Current Assets:
  Accounts receivable and unbilled work in process,
      net of allowances                                   $ 18,957,768
  Other current assets                                       2,023,996
  Other assets                                                 548,301
  Covenant not to compete                                      430,000
  Goodwill                                                  19,661,449
                                                          ------------
                                                          $ 41,621,514
                                                          ============

                                        5
PAGE

   The pro forma combined condensed statement of operations reflects the following adjustments related to the acquisition of ATEC.

   A) Pro forma adjustments to eliminate WATEC, Discontinued branches and adjust for the results of operations of ATEC for the period subsequent to the acquisition.

                                                Year Ended December 31, 1995
                                                ------------------------------------------   Three Months
                                                               Additional                    Ended
                                                               Discontinued                  March 31,
                                                WATEC          Branches       Total          1996
                                                ------------   ------------   ------------   ------------
Revenues                                        $ 10,112,194   $  1,506,917   $ 11,619,111   $  4,979,407
Cost of Revenues                                   7,848,406      1,412,516      9,260,922      3,778,337
                                                ------------   ------------   ------------   ------------
  Gross Profit                                     2,263,788         94,401      2,358,189      1,201,070

Operating Expenses:
  Selling                                            175,569         85,593        261,162        100,405
  General and administrative                       1,669,772      1,971,392      3,641,164      1,170,320
  Provision for bad debts                             49,522        (12,798)        36,724          6,012
                                                ------------   ------------   ------------   ------------
                                                   1,894,863      2,044,187      3,939,050      1,276,737
                                                ------------   ------------   ------------   ------------
      Operating Income (loss)                        368,925     (1,949,786)    (1,580,861)       (75,667)

Nonoperating Expense (Income):
  Interest expense                                   171,128        129,679        300,807         90,030
  Interest income                                          -              -              -              -
  Other, net                                         (18,392)       310,995        292,603         (1,231)
                                                ------------   ------------   ------------   ------------
                                                     152,736        440,674        593,410         88,799
                                                ------------   ------------   ------------   ------------
     Income (loss) before taxes                      216,189     (2,390,460)    (2,174,271)      (164,466)
Income tax expense                                         -              -              -              -
                                                ------------   ------------   ------------   ------------
         Income before minority
           interest                                  216,189     (2,390,460)    (2,174,271)      (164,466)
Minority Interest                                      2,162              -          2,162            449
                                                ------------   ------------   ------------   ------------
Net Income (loss)                               $    214,027   $ (2,390,460)  $ (2,176,433)  $   (164,915)
                                                ============   ============   ============   ============


                                6
PAGE

   B)

     To record the change in cost of revenues as follows:

                                                        Year           Three Months
                                                        Ended          Ended
                                                        Dec. 31, 1995  March 31, 1996
                                                        -------------  --------------
Changes resulting from the acquisition:
  Property and equipment related:
    Pro Forma rental expense of ATEC property
       and equipment                                    $     227,539  $       56,885
                                                        -------------  --------------

    Less:  Depreciation expense on property and
                equipment not purchased                     1,782,711         333,854
          Total depreciation charged to cost of revenues     (279,812)        (60,554)
          Less:  WATEC discontinued branches                 (207,137)        (39,361)
                                                        -------------  --------------

                Historical depreciation expense             1,295,762         233,939
                                                        -------------  --------------
                Net adjustment for property and
                    equipment and related costs            (1,068,223)       (177,054)
                                                        -------------  --------------

Reduction in certain other costs as a result of the
  integration of acquired operations into ATC:
    Employee costs of ATEC employees not hired by ATC        (752,092)        (47,860)
                                                        -------------  --------------

Cost of Revenues of subsidiary not purchased and
  discontinued operations (Note A)                         (9,260,922)     (3,778,337)
                                                        -------------  --------------
                                                        $ (11,081,237) $   (4,003,251)
                                                        =============  ==============

                                7

   C)
     To record the change in general and administrative expenses as follows:

                                                        Year           Three Months
                                                        Ended          Ended
                                                        Dec. 31, 1995  March 31, 1996
                                                        -------------  --------------
Changes resulting from the acquisition:
  General and administrative expenses of subsidiary not
    purchased and discontinued branches (Note A)        $  (3,641,164) $   (1,170,320)
    Less:  Management fees charged by ATEC to WATEC
                that will not be received in the future       585,725          99,493
                                                        -------------  --------------

    Net expense reduction from nonaquired operations       (3,055,439)     (1,070,827)
                                                        -------------  --------------
   Property and equipment related:
     Pro forma rental expense of ATEC property and
     equipment                                                320,762          80,191
                                                        -------------  --------------

     Less:  Depreciation expense on property and
                 equipment not purchased
           Total depreciation charged to general and
              administrative expense                        2,130,635         418,002
           Less:  WATEC                                       (36,788)         (7,521)
                  Discontinued branches                      (267,214)         16,369
                                                        -------------  --------------

           Historical depreciation expense                  1,826,633         426,850
                                                        -------------  --------------
           Net adjustment for property and equipment
               related costs                               (1,505,871)       (346,659)
                                                        -------------  --------------

     Goodwill amortization, based on a 30 year
         amortization period                                  655,382         163,846
                                                        -------------  --------------

     Amortization of covenants not to compete                  43,429          10,857
                                                        -------------  --------------
                                                           (3,862,499)     (1,242,783)
                                                        -------------  --------------
Reduction in certain other costs as a result of the
  integration of acquired operations into ATC:
    Employee costs of ATEC employees not hired             (2,729,194)       (682,299)
    Expenses of ATEC facilities eliminated by
      integrating operations into existing ATC
      facilities and branches                              (1,018,473)       (256,300)
    Expenses of ATEC equipment leases eliminated by
      integrating operations into ATC                        (277,588)        (63,397)
    Certain legal and accounting expenses of ATEC for
      legal disputes not assumed by ATC                    (1,484,792)       (372,772)
    Reduction of professional and general insurance
      costs to conform with ATC's insurance rates            (397,781)       (291,350)
    Expenses of discontinued ATEC profit and performance
       plans:
          Performance share option plan share value
            depreciation                                      126,608               -
          401(k) profit sharing plan matching                (268,116)        (76,313)
                                                        -------------  --------------
                                                           (6,049,336)     (1,742,431)
                                                        -------------  --------------
                                                        $  (9,911,835) $   (2,985,214)
                                                        =============  ==============

                                8
PAGE

   D)

     To record the net adjustment to interest expense calculated assuming the proceeds from ATC's bridge loan facility was used to pay ATEC's outstanding debt and the initial cash paid to seller.

                                                                     Year           Three Months
                                                                     Ended          Ended
                                               Debt          Rate    Dec. 31, 1995  March 31, 1996
                                               ------------  -----   -------------  --------------

ATC interest on bridge bank credit
  facility borrowings used to pay
  ATEC bank debt and cash
  consideration paid at closing                $ 20,000,000  7.25%   $   1,450,000  $      362,500
Less:  ATEC's recorded interest
  on bank debt paid by ATC at close                                     (1,314,615)       (255,578)
                                                                     -------------  --------------
Net interest effect from debt
  transactions                                                             135,385         106,922

Interest expense of subsidiary not
  purchased and discontinued
  branches (Note A)                                                       (300,807)        (90,030)
                                                                     -------------  --------------

                                                                     $    (165,422) $       16,892
                                                                     =============  ==============



   E) To record the imputed Federal and state income tax expenses as though ATEC had not been a Subchapter S corporation and the income tax effect of the pro forma adjustments at a 38% effective tax rate. (ATC's effective tax rate for the year ended February 29, 1996 was 32.7% which was lower than the effective tax rate due to the utilization of an Aurora net operating loss carryforward.

Reported loss before income taxes                                    $  (1,816,813) $     (595,262)
Pro forma adjustments                                                   10,129,872       2,097,352
                                                                     -------------  --------------
Adjusted income before taxes                                             8,313,059       1,502,090
ATC's effective tax rate                                                      38.0 %          38.0 %
                                                                     -------------  --------------
                                                                     $   3,158,962  $      570,794
                                                                     =============  ==============

                                9
PAGE

3. PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF 3D

   The pro forma adjustments assume the acquisition of 3D occurred March 1, 1995 and reflects the adjustments to record the purchase of certain assets and assumption of specified liabilities based on 3D's historical unaudited financial statements.

Amounts paid to sellers:
  Cash paid at close                                         $  3,000,000
  Note Payable to seller                                        2,500,000
                                                             ------------
                                                                5,500,000
Liabilities assumed:
  Current liabilities                                             197,969

Direct expenses and costs of transaction                              904
                                                             ------------
       Total consideration                                   $  5,698,873
                                                             ============


   The initial purchase price allocation is summarized as follows:

Current Assets:
  Accounts receivable                                        $  1,163,981
  Costs in excess of billings                                     279,047
  Property and equipment                                           77,381
  Other current assets                                             77,560
  Covenant not to compete                                         100,000
  Goodwill                                                      4,000,904
                                                             ------------
                                                             $  5,698,873
                                                             ============


   The proforma combined condensed statement of operations reflects the following adjustments related to the acquisition of 3D.

   A) To eliminate results of operations subsequent to the acquisition and thereby included in ATC's results of operations:

                                                                       Three Months
                                                                       Ended
                                                                       Mar. 31, 1996
                                                                       --------------
Revenues                                                               $      147,961
                                                                       --------------

Costs of revenues                                                             110,656
Selling                                                                         6,954
General and administrative                                                     11,835
                                                                       --------------
Total costs and expenses                                                      129,445
                                                                       --------------
Pretax income                                                          $       18,516
                                                                       ==============

                                10
PAGE

   B)

     To record the change in general and administrative expenses as follows:

                                                        Year           Three Months
                                                        Ended          Ended
                                                        Dec. 31, 1995  March 31, 1996
                                                        -------------  --------------
Changes resulting from the acquisition:
   Goodwill amortization, based on a 30 year
      amortization period                               $     133,363  $       33,341
   Covenant not to compete amortization, based on 3 year
      amortization                                             33,333           8,333
                                                        -------------  --------------
                                                              166,696          41,674
                                                        -------------  --------------

Reduction in certain other costs as a result of the
  integration of acquired operations into ATC:
  Employee costs of ATEC employees not hired                 (494,527)              -
  Expenses of discontinued 3D profit and performance
   plans                                                      (12,261)         (2,173)
                                                        -------------  --------------
                                                             (506,788)         (2,173)
                                                        -------------  --------------
To eliminate results of operations included in ATC's
  results of operations (Note A)                                   -          (11,835)
                                                        -------------  --------------
                                                        $    (340,092) $       27,666
                                                        =============  ==============

   C)   To record interest expense on 8.25% note
           issued to seller                             $     206,250         $51,563
                                                        =============  ==============

   D)   To record the net reduction to interest income
           for cash paid to seller                      $     150,000  $       35,833
                                                        =============  ==============

   E) To record the imputed Federal income tax expense as though 3D had not been a Subchapter S corporation for Federal income tax purposes and the income tax effect of the pro forma adjustments at ATC's effective tax rate.

Reported loss before income taxes                       $      97,675  $      116,865
Pro forma adjustments                                         (16,158)       (145,413)
                                                        -------------  --------------
Adjusted income before taxes                                   81,517         (28,548)
ATC's effective Federal tax rate                                 34.0 %          34.0 %
                                                        -------------  --------------
                                                        $      27,716  $       (9,706)
                                                        =============  ==============


4. ATC AS ADJUSTED RESULTS OF OPERATIONS
ATC ENVIRONMENTAL INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (Unaudited)
YEAR ENDED FEBRUARY 29, 1996

                                                        Merger             ATC &       Hill         Acquisition       ATC as
                               ATC         Aurora       Adjustments  Notes Aurora      Business     Adjustments Notes Adjusted
                               ----------- ------------ ------------ ----- ----------- ------------ ----------- ----- -----------
Revenues                       $44,964,897 $ 14,409,850 $(14,409,850) (A)  $44,964,897 $ 10,061,553 $         -       $55,026,450
Cost of Revenues                24,515,174    7,526,443   (7,526,443) (A)   24,515,174    5,886,554           -        30,401,728
                               ----------- ------------ ------------       ----------- ------------ -----------       -----------
   Gross Profit                 20,449,723    6,883,407   (6,883,407)       20,449,723    4,174,999           -        24,624,722

Operating Expenses:
  Selling                        1,513,222      439,638     (439,638) (A)    1,513,222      256,587           -         1,769,809
  General and administrative    12,850,874    4,405,142   (4,293,782) (A)   12,962,234    3,018,586    (588,640) (A)   15,392,180
  Provision for bad debts          290,165       67,015      (67,015) (A)      290,165      144,000           -           434,165
                               ----------- ------------ ------------       ----------- ------------ -----------       -----------
                                14,654,261    4,911,795   (4,800,435)       14,765,621    3,419,173    (588,640)       17,596,154
                               ----------- ------------ ------------       ----------- ------------ -----------       -----------
Operating Income                 5,795,462    1,971,612   (2,082,972)        5,684,102      755,826     588,640         7,028,568

Nonoperating Expense (Income):
  Interest expense                 376,621      150,991     (150,991) (A)      376,621            -      17,500  (B)      394,121
  Interest income                 (272,463)     (45,489)      43,663  (A)     (274,289)           -           -          (274,289)
  Other, net                        20,306       81,835     (117,024) (C)      (14,883)           -           -           (14,883)
                               ----------- ------------ ------------       ----------- ------------ -----------       -----------
                                   124,464      187,337     (224,352)           87,449            -      17,500           104,949
                               ----------- ------------ ------------       ----------- ------------ -----------       -----------
Income before income taxes       5,670,998    1,784,275   (1,858,620)        5,596,653      755,826     571,140         6,923,619
Income tax expense               1,805,000      775,960     (804,583) (D)    1,776,377            -     487,487  (C)    2,263,864
                               ----------- ------------ ------------       ----------- ------------ -----------       -----------

Income before minority interest  3,865,998    1,008,315   (1,054,037)        3,820,276      755,826      83,653         4,659,755

Minority interest in Net Income
 of Subsidiary                           -     (510,520)     510,520  (B)            -            -           -                 -
                               ----------- ------------ ------------       ----------- ------------ -----------       -----------
Net income                     $ 3,865,998 $    497,795 $   (543,517)      $ 3,820,276 $    755,826 $    83,653       $ 4,659,755
                               =========== ============ ============       =========== ============ ===========       ===========
Earnings per Common Share and
 Dilutive Common
  Equivalent Share:
    Primary                    $      0.54                            (E)  $      0.52                                $      0.63
                               ===========                                 ===========                                ===========
    Fully diluted              $      0.54                            (E)  $      0.52                                $      0.63
                               ===========                                 ===========                                ===========

Weighted Average Number of
 Shares Outstanding:
    Primary                      7,181,416                            (E)    7,383,746                           (E)    7,383,746
                               ===========                                 ===========                                ===========

    Fully diluted                7,181,416                            (E)    7,383,746                           (E)    7,383,746
                               ===========                                 ===========                                ===========


                                12
PAGE

5. PRO FORMA ADJUSTMENTS FOR THE AURORA AND ATC MERGER

   The ATC As Adjusted results of operations financial reflect the following adjustments related to the merger of Aurora and ATC:

   A) Elimination of ATC's account balances included in Aurora's consolidated results.

   B) To reflect the effect of the conversion of Aurora's minority interest.


   C) The adjustment to other expense, net is comprised of the following:

                                                            Mar. 1, 1995
                                                                  to
                                                            Jun. 29, 1995

Elimination of ATC's accounts included in the consolidated
  results (Note A)                                          $     (20,549)
Elimination of merger costs during the period that would
  not have been incurred had the merger been effective as
  of the beginning of the period                                  (96,475)
                                                            -------------
                                                            $    (117,024)
                                                            ==============

   D) To reflect the tax benefit of Aurora' net operating loss carryforward:

Income Statement Pro Forma Adjustments:
Income tax expense for the period March 1, 1995 through June 29, 1995

  Elimination of ATC's income tax expense (Note A)          $    (775,960)
  Tax benefit of Aurora's operating loss of $170,820              (65,766)
  Tax effect of eliminating merger expenses (Note D)               37,143
                                                            -------------
                                                            $    (804,583)
                                                            =============

   The pro forma combined income tax expense of $1,776,377 reflects a one time tax benefit of $350,000 resulting from the utilization of Aurora's net operating loss carryforward not previously recognized due to uncertainties of its ultimate realization.

   E) Assumes the outstanding warrants and options of Aurora which converted in the merger are outstanding from the beginning of the fiscal year.

6. PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF THE HILL
   BUSINESSES

   ATC purchased certain assets and assumed certain liabilities of Kaselaan & D'Angelo Associates Inc., Hill Environmental,
   Inc. (formerly the environmental division of Gibbs & Hill,
   Inc.) and Particle Diagnostics, Inc., wholly owned subsidiaries of Hill International, Inc. ("Hill" or
   "Seller"). Collectively these units represented the Environmental Division of the New York Region of Hill
   International, Inc. and are referred to as the "Hill
   Businesses".

                                13
PAGE

   The pro forma unaudited combined financial data reflect the acquisition of the Hill Businesses as if it had occurred at March 1, 1995, the beginning of the fiscal 1996. The pro forma combined statements of operations for the year ended February 29, 1996 are based on the historical financial results of the Hill Businesses for the period March 1, 1995 through September 30, 1995. No adjustments have been made to conform the Hill Businesses results to ATC's fiscal period as such information is not available and is not material. ATC's historical balance sheet as of February 29, 1996 reflects the acquisition of the Hill Businesses.

   Consideration and Accounting of the Hill Businesses:

   The acquisition has been accounted for as a purchase. The consideration for the acquisition and the allocation of the purchase price is summarized as follows:


Consideration paid to Seller:
  Cash                                                     $  2,517,949
  Letter of Credit, net imputed interest at 8.75%
     due April 30, 1996                                         700,000
  Note payable at 8.75% interest, due April 30, 1996            300,000

Liabilities assumed                                             414,544
Direct expenses related to the acquisition                      263,475
                                                           ------------
                                                           $  4,195,968
                                                           ============

   Assets acquired and liabilities assumed are included in the accompanying pro forma condensed balance sheet at their estimated fair market value at the date of purchase. The purchase price has been allocated as follows:

Cost in excess of billings on uncompleted contracts,
 net of unrealizable amounts                               $    620,000
Property and equipment - net                                    175,000
Other assets                                                     30,572
Covenant not to compete                                          37,500
Goodwill                                                      3,332,896
                                                           ------------
                                                           $  4,195,968
                                                           ============

                                14
PAGE

   The proforma financial statements reflect the following adjustments related to the acquisition of the Hill
   Businesses:

   A) To record the change in general and administrative expenses as follows:

                                                               Mar. 1, 1995
                                                                    to
                                                               Sep. 30, 1995

Changes in amortization to reflect purchase accounting adjustments:
  Goodwill amortization, based on a 30 year amortization period       79,580
  Less:  the Hill Businesses historical goodwill amortization        (18,000)
                                                                  ----------

  Net goodwill amortization adjustment                                61,580
  Covenant not to compete amortization, based on a 13 month term      34,615
                                                                  ----------
                                                                      96,195
                                                                  ----------
Reduction in certain other costs as a result of the integration of acquired operations into ATC
  Employee costs of excess employees of the Hill Businesses not
   hired                                                            (387,492)

  Expenses of facilities of the Hill Businesses eliminated by
   integrating into ATC facilities                                  (297,343)
                                                                  ----------
                                                                    (684,835)
                                                                  ----------
                                                                  $ (588,640)
                                                                  ==========

   B)   To record interest expense on acquisition debt issued to
     Seller:

$300,000 Note payable, interest at 8.75% for six month term       $   13,125
$700,000 Letter of credit, interest imputed at 8.75% for six
 month term                                                           30,625
                                                                  ----------
                                                                      43,750
Less: Amounts included in ATC's historical results for fiscal 1996    26,250
                                                                  ----------
                                                                  $   17,500
                                                                  ==========

   C) To record the income tax expense of the Hill Businesses' income as adjusted for the pro forma adjustments at ATC's effective tax rate:

Reported income before taxes                                         755,826
Pro forma income adjustments:
  General and administrative                                         588,640
  Interest expense                                                   (17,500)
                                                                  ----------
Adjusted income before taxes                                       1,326,966
Effective tax rate                                                        37 %
                                                                  ----------
Calculated tax provision                                             487,487
Recorded expense                                                           -
                                                                  ----------
Net adjustment                                                    $  487,487
                                                                  ==========

PAGE

            AMERICAN TESTING AND ENGINEERING CORPORATION

                         Financial Statements

            For the Years Ended December 31, 1995 and 1994




PAGE

Report of Independent Accountants


To the Board of Directors and Shareholders of American Testing and Engineering Corporation

We have audited the accompanying consolidated balance sheets of American Testing and Engineering Corporation as of December 31, 1995 and 1994, and the consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Testing and Engineering Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. Also, in our opinion, the supplemental consolidating schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, substantially all of the assets of the Company were sold or leased as of May 23, 1996.



/s/ Coopers and Lybrand L.L.P.
- ------------------------------


Indianapolis, Indiana
March 15, 1996, except as to the
 information in Notes 1 and 5 for
 which the date is May 23, 1996

PAGE

American Testing and Engineering Corporation
Consolidated Balance Sheets
as of December 31, 1995 and 1994

                                                        December 31,
Assets                                              1995           1994
                                                ------------   ------------
Current Assets:
     Cash                                       $     46,693   $     62,285

     Receivables:
       Trade accounts receivable                  20,282,027     20,732,006
       Unbilled revenue on work in progress        6,795,912      6,395,647

                                                  27,077,939     27,127,653
       Less allowance foe doubtful accounts         (690,500)      (814,600)
                                                ------------   ------------
                                                  26,387,439     26,313,053

     Collateral bonds                                801,430      1,110,652
     Other current assets                            779,722        825,214
                                                ------------   ------------

             Total current assets                 28,015,284     28,311,204
                                                ------------   ------------

Property and equipment, net (Note 3)               5,901,641      9,041,493

Advances to related parties (Note 4)                 156,712        114,141

Other assets                                       2,253,058      2,197,027
                                                ------------   ------------

             Total assets                       $ 36,326,695   $ 39,663,865
                                                ============   ============

PAGE

                                                        December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                 1995           1994
                                                ------------   ------------

Current liabilities:
     Working capital loans                      $  1,679,756   $    632,235
     Current portion of long-term debt            11,043,881      3,548,168
     Accounts payable, trade                       7,804,426      7,211,534
     Accrued salaries, wages and other
       compensation                                3,948,186      4,774,441
     Accrued expenses                              4,202,688      4,310,776
                                                ------------   ------------
         Total current liabilities                28,678,937     20,477,154

Long-term obligations (Note 5)                       877,095     10,255,382

Performance share obligations (Notes 2 and 7)        688,147      1,139,894

Lease and revenue reserve                            187,739         76,190

Minority interest                                      7,173          5,011

Shareholders' equity:
  Common stock, no par value, 2,000,000
     shares authorized, 1,585,000 shares issued
     and outstanding                                  79,250         79,250
  Additional paid-in capital                         633,131        633,131
  Advances to shareholders (Note 4)                  (21,266)       (17,947)
  Retained earnings                                5,196,489      7,015,800
                                                ------------   ------------
    Total shareholders' equity                     5,887,604      7,710,234
                                                ------------   ------------
    Total liabilities and shareholders' equity  $ 36,326,695   $ 39,663,865
                                                ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

American Testing and Engineering Corporation
Consolidated Statements of Operations
for the years ended December 31, 1995 and 1994


                                                        December 31,
                                                     1995           1994
                                                ------------   ------------
Revenues:
     Service revenue                            $ 95,130,122   $102,253,268
     Cost of service revenue (Note 2)            (26,926,568)   (30,116,429)
                                                ------------   ------------
       Net service revenue                        68,203,554     72,136,839

Cost and expenses:
     Engineering and consulting expenses          31,064,366     31,189,662
     General and administrative expenses          37,291,935     38,760,752
     Interest expense                              1,664,066      1,539,513
                                                ------------   ------------
         Total costs and expenses                 70,020,367     71,489,927

         Income (loss) before cumulative effect
            of change in accounting method        (1,816,813)       646,912

Cumulative effect of change in accounting
  method (Note 2)                                          -        470,611
                                                ------------   ------------
    Net income (loss) before minority interest    (1,816,813)     1,117,523

Minority interest                                      2,162         (3,904)
                                                ------------   ------------
    Net income (loss)                           $ (1,818,975)  $  1,121,427
                                                ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

American Testing and Engineering Corporation
Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1995 and 1994

                                                               Additional                                   Total
                                                Common         Paid-in        Advances to    Retained       Shareholders'
                                                Stock          Capital        Shareholders   Earnings       Equity
                                                ------------   ------------   ------------   ------------   ------------
Balance, December 31, 1993                      $     79,250   $    384,240   $   (711,920)  $  5,894,373    $ 5,645,943

Shareholder contribution                                   -        248,891              -              -        248,891
Repayment of shareholder advances                          -              -        693,973              -        693,973
Net income                                                 -              -              -      1,121,427      1,121,427
                                                ------------   ------------   ------------   ------------   ------------

Balance, December 31, 1994                            79,250        633,131        (17,947)     7,015,800      7,710,234

Distributions to shareholders                              -              -              -           (336)          (336)
Advance to shareholder                                     -              -         (3,319)             -         (3,319)
Net loss                                                   -              -              -     (1,818,975)    (1,818,975)
                                                ------------   ------------   ------------   ------------   ------------
Balance, December 31, 1995                      $     79,250   $    633,131   $    (21,266)  $  5,196,489   $  5,887,604
                                                ============   ============   ============   ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

PAGE

American Testing and Engineering Corporation
Consolidated Statements of Cash Flows
for the years ended December 31, 1995 and 1994

                                                        December 31,
                                                     1995           1994
                                                ------------   ------------
Cash flows from operating activities:
   Net income (loss)                            $ (1,818,975)  $  1,121,427
   Adjustments to reconcile net income (loss)
       to net cash provided by operating
       activities:
     Depreciation and amortization                 3,913,346      4,311,092
     Revenue and lease reservations                  111,549         90,476
     Provision for doubtful accounts                (124,049)    (1,154,000)
     (Gain) loss on sale of property and
         equipment                                   221,749        (76,446)
     Performance shares issued                       154,403              -
     Appreciation (depreciation) in performance
         share value                                (126,608)       217,433
     Cumulative effect of change in accounting
         method                                            -       (470,611)
     Changes in assets and liabilities:
       Trade accounts receivable                     449,979      2,095,995
       Unbilled revenue on work in progress         (400,316)     2,452,964
       Accounts payable                              175,131      1,691,361
       Accrued salaries and expenses                (934,343)    (5,292,180)
       Collateral bonds                              309,222        477,656
       Other, net                                    (60,949)       427,311
                                                ------------   ------------
         Net cash provided by operating
             activities                            1,870,139      5,892,478
                                                ------------   ------------
Cash flows  from investing activities:
     Acquisition  of property and equipment       (1,310,662)    (1,869,058)
     Proceeds from sale of property and
         equipment                                   325,418        295,010
                                                ------------   ------------
         Net cash used in investing activities      (985,244)    (1,574,048)
                                                ------------   ------------
Cash flows from financing activities:
     Net (deposits) borrowing (to) from cash
         collateral account                        1,047,521     (1,767,190)
     Proceeds from obligations to banks and
         notes payable                             2,059,189      7,175,000
     Payments on obligations to banks and notes
         payable                                  (3,941,762)    (8,565,195)
     Advances and distributions to shareholders       (3,655)             -
     Performance shares redeemed                    (479,542)       (43,159)
     Change in cash overdraft                        417,762     (2,058,354)
     Shareholder contribution                              -        248,891
     Proceeds from repayment of shareholder
         advances                                          -        693,973
                                                ------------   ------------
         Net cash used in financing activities      (900,487)    (4,316,034)
                                                ------------   ------------
         Increase (decrease) in cash                 (15,592)         2,396

Cash, beginning of period                             62,285         59,889
                                                ------------   ------------
Cash, end of period                             $     46,693   $     62,285
                                                ============   ============

The accompanying notes are an integral part of these consolidated financial statements.
PAGE

American Testing and Engineering Corporation
Notes to Consolidated Financial Statements


   1.   Subsequent Event:

   Effective May 23, 1996, the shareholders of the Company transferred substantially all of the intangible business assets of American Testing and Engineering Corporation ("ATEC") to ATC Environmental, Inc. ("ATC"), an unrelated company. The assets sold included cash, accounts receivable, unbilled work in progress, prepaid expenses, goodwill, customer contract rights and customer lists. In addition,  the  Company  leased to ATC  substantially  all  of  its property, plant and equipment under capital leases expiring six years from the date of the closing. ATC has an irrevocable right to purchase all fixed assets leased. Assets retained by the Company include all nonleased fixed assets, intercompany accounts receivable/payable, certain land, cash surrender value of life insurance policies, and the investment in Waste Abatement Technology, L.P. ("WATEC").

   The Company's credit agreement with Bank One (Note 5) expired on April 30, 1996. In anticipation of the sale of the Company, the bank amended and extended the credit agreement through July 31, 1996. All amounts due Bank One in connection with the agreement, exclusive of WATEC borrowings of approximately $360,000 and contingent amounts due under letters of credit, were paid on May 24, 1996, concurrent with the sale of the Company's business operations to ATC.

   In connection with the sale, the Company will record an estimated additional 1996 expense of $2.2 million associated with the performance shares and performance share options (see Notes 7 and 8) in accordance with the Performance Share and Performance Share Option Plans. During the period from January 1, 1996 through May 23, 1996, 94,830 additional performance share options were granted at an option price of $7.41 per share.

   As consideration for the sale, ATC assumed substantially all of the liabilities of ATEC. In addition, at closing the Company will receive $6,000,000 in cash and will receive, over the next six years, an additional $16,750,000 in lease payments, rents, and consideration for covenants not to compete over the next six years. In connection with this transaction, an estimated gain of $5.8 million will be recorded at the closing date, and additional contingent gains approximating $12.5 million are expected to be recorded as certain defined contingencies lapse.

   These financial statements are presented on the historical basis of accounting and are not presented on the basis of a liquidation, nor do they reflect fair value accounting principles.



   2.   Significant Accounting Policies:

   a. General: ATEC engages in four principal lines of business which contribute to gross revenues. They include traditional services which consist of engineering and materials testing (25%), environmental (58%), hazardous waste (12%), and chemical testing laboratories (5%). The geographic concentration of the 40 plus offices is in the eastern half of the United States, with a smaller presence in Texas and on the West Coast. The concentration of revenue by client is largely industrial and small business with approximately 25% of its revenue generated from federal, state and local governmental agencies. Most revenue generation is conducted in the United States. The Company is not materially dependent upon any one supplier to carry out its revenue generation.

PAGE

     The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions affecting the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from the estimated amounts and results.

   b.        Consolidation   Principles   and   Financial    Statement
     Presentation: These consolidated financial statements include the accounts of ATEC and WATEC, a limited partnership in which the Company holds a 99 percent interest (together, the "Company"). All significant intercompany accounts have been eliminated.

   c. Property and Equipment: Property and equipment are recorded at cost and are depreciated using the straight-line method. Estimated useful lives range from three to ten years for machinery, equipment and office furniture and three to seven years for vehicles. Leasehold improvements are generally amortized over the term of the respective leases. Expenditures for normal repair and maintenance are charged to expense as incurred. Cost and accumulated depreciation of assets disposed are removed from the accounts, and any resulting gain or loss is included in income.

   d. Income Taxes: Effective October 1, 1991, the Company elected status as an S Corporation under the provisions of the Internal Revenue Code. Accordingly, it is generally not subject to federal or state income taxes, and the income or loss of the Company is reflected in the personal income tax returns of its shareholders.

   e. Revenue and Cost Recognition: The Company's principal business is providing professional engineering and consulting services under cost-plus-fee and fixed-price contracts. Revenues attributable to such contracts and claims for revenue on additional contract revisions are accounted for under the percentage-of-completion (cost-to-cost) method of accounting and are recorded equivalent to costs incurred plus a pro rata portion of estimated profits expected to be realized on the contracts.

     Profits expected to be realized on contracts are based on total contract value and management's estimates of costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are recorded in the accounting period in which the revisions are made. Provisions for estimated losses on contracts are recorded when they are identified.

     Costs of service include all direct material and subcontract costs, and those indirect costs related to contract performance.

PAGE

   f.      Change  in  Accounting Method-Performance Share Obligation:
     Amounts contributed by participants to the Performance Share Plan are recognized as compensation expense when earned. Prior to January 1, 1994, the Company recognized additional expense (appreciation of performance share value) or other income (diminution of performance share value) upon election by the participant to redeem units in accordance with the plan's provisions. To more directly relate the periodic results of its operations with related changes in the valuation of performance shares, the Company changed its method of accounting for changes in the appreciation or diminution of performance share value. As part of this change, during the year ended December 31, 1994, the Company recorded a one-time cumulative benefit of $470,611, which recognizes the cumulative difference in expense recorded under the two methods from the inception of the plan through January 1, 1994.

   g.      Reclassifications:  Certain amounts in the  1994  financial
     statements  have  been  reclassified  to  conform  to  the   1995
     presentation.



   3.   Property and Equipment:

   Property and equipment is summarized as follows:

                                                        December 31,
                                                     1995           1994
                                                ------------   ------------
       Machinery and equipment                  $ 11,584,942   $ 12,102,895
       Vehicles                                    6,285,807      6,828,868
       Office furniture and equipment              9,059,094      8,508,533
       Leasehold improvements                      3,256,232      3,660,734
       Building                                      291,220        291,220
       Land                                          276,480        276,480
       Construction in progress                      102,221        427,241
                                                ------------   ------------
                                                  30,855,996     32,095,971
       Less accumulated depreciation             (24,954,355)   (23,054,478)
                                                ------------   ------------
                                                $  5,901,641   $  9,041,493
                                                ============   ============

PAGE

   4.   Related-party Transactions:

   Advances to related parties are summarized as follows:

                                                        December 31,
                                                     1995           1994
                                                ------------   ------------
       Mann Realty Co.                          $    108,212   $     68,913
       Mann Technology, Inc.                           7,085          3,813
       ATEC International                             41,415         41,415
                                                ------------   ------------
                                                $    156,712   $    114,141
                                                ============   ============


   The Company has entered into certain noncancelable operating lease agreements for office space with Mann Realty Co., a partnership in which the Company's president is a partner. Minimum annual rental commitments under these leases are included in Note 9 and aggregate $464,959, $323,471, $208,884, $100,800, $100,800, and $756,000 for
   the  years  ending December 31, 1996, 1997, 1998, 1999,  2000,  and thereafter, respectively. Rents paid to Mann Realty Co. for the years ended December 31, 1995 and 1994 were $607,913 and $546,544, respectively. The Company also has $125,000 on deposit with Mann Realty Co. pursuant to lease agreements on certain locations. No interest is earned on advances, and there are no agreements identifying specific repayment terms.

   The Company's president is an officer and shareholder of Mann Technology, Inc., which serves as the corporate general partner and one-percent owner of WATEC. Mann Technology, Inc.'s 1% interest and earnings therefrom have been reflected as minority interest on the Company's consolidated balance sheets and statements of operations. Two shareholders of the Company are also shareholders in ATEC International. Advances to Mann Technology and ATEC International bear no interest, and there are no agreements identifying specific repayment terms.

   The Company's interim distributions to shareholders for estimated income taxes have been determined by the Company's management to be advances to shareholders until such time as the actual liability is calculated. Advances to shareholders were $21,266 and $17,947 at December 31, 1995 and 1994, respectively. The Company reports shareholder advances as a reduction of shareholders' equity. The Company's Credit Agreement (Note 5) requires that any such shareholder advances in excess of the related tax liability be repaid to the Company when corresponding refunds are received from taxing authorities.

PAGE

   5.   Long-term Debt:

   Long-term debt is summarized as follows:

                                                        December 31,
                                                     1995           1994
                                                ------------   ------------
   Credit agreement:
     Working capital loan-ATEC                  $  1,345,739   $    332,810
     Working capital loan-WATEC                      344,017        299,425
                                                ------------   ------------

       Borrowings under working capital loans   $  1,689,756   $    632,235
                                                ============   ============
     Term loan one                              $  5,214,793   $  6,907,321
     Term loan two                                 1,572,648      2,715,048
     Term loan three                               1,240,313      1,791,563
     Term loan four                                1,709,033      1,475,000
     Equipment acquisition loan                    1,180,000              -
                                                ------------   ------------
       Borrowings under term loans                10,916,787     12,888,932
                                                ------------   ------------
   Notes payable                                   1,004,189        914,618
                                                ------------   ------------
                                                  11,920,976     13,803,550

   Less current portion                          (11,043,881)    (3,548,168)
                                                ------------   ------------
       Total long-term debt                     $    877,095   $ 10,255,382
                                                ============   ============

   a. Credit Agreement: Under the Company's credit agreement (the "Agreement") with Bank One, Indianapolis, N.A. ("Bank One"), substantially all assets have been pledged as collateral. The Agreement also contains certain financial covenants which require the Company to meet financial ratios and tests, including a minimum current ratio, a minimum tangible capital test, a maximum debt to tangible capital ratio, and a minimum debt service coverage ratio. The Company was in default of substantially all financial ratio covenants at December 31, 1995.

     On April 30, 1996, the Company and Bank One amended and extended the Agreement (the "Amended Agreement"). The Amended Agreement established new financial ratios and tests which the Company is required to maintain. Bank One may, at its sole discretion, extend the maturity date of the working capital loans. The Amended Agreement provides for the establishment of a cash collateral account, whereby the Company deposits all cash into the account to pay down working capital loans and then draws funds to meet current operating requirements.

     Under the Amended Agreement, the working capital loans bear interest, payable monthly, at Bank One's prime rate, which was 8.5% at December 31, 1995, plus .75%, and mature on July 31, 1996. ATEC and WATEC may borrow up to $3,000,000 and $1,000,000, respectively, under the working capital loans. On April 30, 1996, the due date for the equipment acquisition loan was extended to July 31, 1996. The equipment acquisition loan bears interest at Bank One's prime rate plus 1%.

PAGE

     Term loan one is due in consecutive monthly principal payments of $116,500 plus interest, with the remaining unpaid principal plus accrued interest due March 1, 1998. The loan bears interest at Bank One's prime rate plus 1%. Term loan two is due in consecutive monthly principal payments of $95,200 plus interest, with the remaining balances of principal and interest due on June 1, 1997. The loan bears interest at an annual rate of 9.51% through February 28, 1996 and at Bank One's prime rate plus 1% thereafter. Term loan three is due in consecutive monthly principal payments of $45,938 plus interest, with the remaining balance of principal and interest due on February 28, 1998. The loan bears interest at Bank One's prime rate plus 1%. Term loan four is due in consecutive monthly principal payments of $41,700, plus interest, with the remaining balance of principal and interest is due March 15, 1999. The loan bears interest at Bank One's prime rate plus 1%.

     The Term loans contain provisions which permit the bank to accelerate payment terms in the event of non-compliance with covenants included in the working capital loan.

     A $6,000,000 facility for letters of credit is provided under the Agreement with a 1.5% annual fee on outstanding letters of credit (Note 6). In addition, up to a maximum of $5,000,000 of total indebtedness under the credit agreement has been guaranteed by the Company's principle shareholder.

   b. Notes Payable: The Company's principal shareholder advanced the Company $750,000 in September 1994. The note bears interest at 12.0% and the principal and accrued interest are due on February 1, 1997. The note is subordinated to the interest of Bank One.

     In connection with the retirement of certain performance share obligations, a note with a principal balance of $254,189 was issued in 1995. The first payment of $127,094 plus accrued interest is due in May 1996, with the payment of the remaining $127,095 plus accrued interest due on May 19, 1997. Interest is payable at the prime rate of Bank One.



   6.   Letters of Credit:

   The Company has $5,901,353 in letters of credit outstanding at December 31, 1995, which collateralize performance bonds required under certain contracts, certain litigation, and deductibles under workers' compensation insurance. They expire in various amounts through November 1996.

PAGE

   7.   Performance Share Obligation:

   The Company has adopted a Performance Share Plan ("Share Plan") intended to operate for the benefit of key employees of the Company. At the beginning of each fiscal year, each Share Plan participant can elect to receive a portion of his bonus payable under the ATEC Incentive Bonus Plan in the form of Performance Shares ("Shares"), for which the Company has agreed to later pay a formula value per Share, subject to adjustment (see below). Except as otherwise determined by the board of directors, Shares issued in lieu of cash bonuses were initially valued at twice the book value of shares of the Company's common stock through September 30, 1992 and at one and one-half times the book value of common stock, thereafter ("Purchase Price").

   The Company will satisfy the Performance Share Obligation by cash payments to the Share Plan participants in the event of the Share Plan participant's death, total disability, hardship or termination from the Company, or upon sale of 50% of the Company's common stock or substantially all of the assets of the Company. See Note 1.

   The value per Unit and the right to receive payment for Shares held by a Share Plan participant are determined as follows:

    Event Causing Unit Redemption       Share Value Determined By

    Death, total disability,            The Share Purchase Price plus
      hardship or termination             or minus the change in
                                          book value of the common
                                          stock of the Company from
                                          the date of purchase to
                                          the end of the fiscal year
                                          immediately preceding the
                                          event.

    Sale or transfer of more than       The payment received by the
      50% of the issued and               Company shareholders for
      outstanding common stock            each share of the Company.
      of the Company

    Sale of substantially all of        The payment received by the
      the assets of the Company,          Company shareholders for
      or the liquidation of the           each share of the Company.
      Company

PAGE

   Activity in the years ended December 31, 1995 and 1994 was as follows:

                                                Performance
                                                Shares         Obligation
                                                ------------   ------------

   Balance at December 31, 1993                      213,493   $  1,436,231
   Cumulative effect of change in accounting
       method (Note 1)                                     -       (470,611)
   Issued                                                  -              -
   Redeemed                                           (6,558)       (43,159)
   Appreciation in share value                             -        217,433
                                                ------------   ------------
   Balance at December 31, 1994                      206,935      1,139,894

   Issued                                             20,805        154,403
   Redeemed                                          (87,211)      (479,542)
   Depreciation in share value                             -       (126,608)
                                                ------------   ------------
   Balance at December 31, 1995                      140,529   $    688,147
                                                ============   ============



   8.   Performance Share Option Plan:

   Effective  May  3,  1995 the Company adopted  a  Performance  Share
   Option  Plan  ("Option Plan") intended to offer  incentives  beyond
   current   compensation  to  certain  officers  and  key   employees
   responsible for furthering the Company's long-term earnings growth.
   Performance share options are issued at the sole discretion of  the
   Performance  Share Option Plan Committee (the "Committee").   Under
   the  Plan,  200,000  option shares are available  for  grant.   The
   option price is determined by the Committee and for 1995 was set at
   $7.41 per share.  Options are exercisable only upon a "Transfer" of
   ownership  as  defined in the Option Plan agreement.   The  options
   have no stated expiration date but will expire upon termination  of the  optionee's employment.  No compensation expense  was  recorded during 1995.  At December 31, 1995, there were 77,250 shares  under option at an option price of $7.41 per share.

PAGE

Notes to Consolidated Financial Statements, Continued

   9.   Leases:

   Minimum  annual  rental  commitments under noncancelable  operating leases  at  December 31, 1995 (primarily for office space)  are  as follows:
                                                         Amount
                                                      -----------
      1996                                            $ 2,642,509
      1997                                              1,692,026
      1998                                              1,060,172
      1999                                                705,190
      2000                                                302,074
      Thereafter                                          822,097
                                                      -----------
                                                      $ 7,224,068
                                                      ===========



   Total rental expense for the years ended December 31, 1995 and 1994 was $3,404,000 and $3,107,000, respectively.



   10.  401(k) Profit Sharing Plan:

   The  Company sponsors a defined contribution 401(k) Profit  Sharing
   Plan   ("Plan")  covering  substantially  all  employees.    Annual
   contributions  made  by  the  Company  to  the  Plan  are  strictly discretionary  in  nature  and may be discontinued  or  temporarily
   suspended  for  a  definite  or indefinite  period  of  time.   The
   Company's profit sharing contributions are allocated to the account
   balance   of  each  participant  based  upon  the  ratio   of   the
   participant's  Plan  year  compensation  to  the  total  Plan  year compensation  of all participants and vest over a six-year  period.
   There  were  no  profit sharing contributions for  the  year  ended
   December 31, 1995.

   During  the  year ended December 31, 1995, the Company  contributed
   $331,064  to the 401(k) portion of the Plan, equivalent to  50%  of employees' pre-tax contributions, up to 3% of each employees'  pay.
   These  contributions also vest over a six-year period.  Participant
   forfeitures  aggregating  $49,460  were  retained.   The  Company's
   contribution for the year ended December 1, 1994 was $273,513  with forfeitures of $46,938.



   11.  Supplemental Disclosures of Cash Flow Information:


                                                        December 31,
                                                      1995        1994
                                                 -----------   -----------
       Cash paid during the year for:
           Interest:                             $ 1,554,879   $ 1,489,863

PAGE

Notes to Consolidated Financial Statements, Continued

   12.  Litigation:

   A  lawsuit was filed on April 24, 1991 against the Company  in  the
   Superior  Court  of  Lake  County,  Indiana.   The  claim   alleged
   negligent  and  careless conduct on the part of the Company,  which resulted  in  permanent  personal injuries being  suffered  by  the plaintiff  as  a  result of exposure to hazardous  materials  while operating equipment at a landfill. On March 23, 1995, a trial  jury returned  a  verdict against the Company and awarded the  plaintiff
   $704,375 in damages.  The Company filed a motion with the Court  to correct errors in May 1995 and, as a result, the Court reduced  the judgment  against  the Company by $70,000.  Since  that  time,  the plaintiff  has accepted the Company's settlement offer of  $500,000 and  such  amount  was paid subsequent to December  31,  1995.  The
   Company  intends  to vigorously pursue recovery of  the  settlement amount from its insurance carrier.

   On March 1, 1994, the Company and another party were named as defendants in a lawsuit filed in the Court of Common Pleas, Franklin, Ohio. The plaintiff alleges that the Company negligently performed an environmental site assessment which failed to indicate environmental contamination that has made a mortgage on the property in the amount of $15 million worthless. The parties are in the initial stages of discovery. The Company believes it has a meritorious defense with respect to the lawsuit and intends to vigorously defend the action. While the ultimate outcome cannot be determined at this time, management does not believe it will have a material adverse effect on the Company's financial position.

   By  letter  dated  December  12,  1993,  the  Company  entered  the
   Voluntary Disclosure Program administered by the U.S. Department of
   Defense ("DoD").  The bases of the disclosure are allegations  that certain  former  Company employees paid unlawful  gratuities  to  a federal  government inspector concerning a contract  at  a  federal
   government  site.   Possible violations involve the  federal  Anti-
   Kickback Act, federal criminal law against bribery, and the federal civil  False  Claims Act.  The Company retained  independent  legal counsel  to undertake internal investigation of the matter  and  to prepare  a  report for presentation to the Office of the  Inspector
   General,  DoD.  The Company could be responsible for the  repayment of  any  losses suffered by the federal government  related to  the gratuities,  fraud  or  kickbacks.  In January  1995,  the  Company submitted  the  internal investigation report to DoD  in  which  it found that the illegal gratuities had been paid by a former Company
   employee.   The  Company  paid the federal  government  the  losses
   identified in the internal investigation report.  The Company  does not  believe  it  has  any additional monetary  obligation  to  the federal  government  as  a result of the  matters  covered  by  the investigation; however, the federal government accepted  the  funds with the express reservation that the acceptance did not constitute a  limitation  of the Company's liability.  The federal  government conducted  a  compliance audit of the report in 1995 and  requested additional  information  to determine if  fines  should  be  levied against  the  Company or if the Company should  be  suspended  from participation in future government contracts.  As of the date of

   this   report,  the  Company  is  negotiating  a  final  settlement agreement  with  the DoD which will include the withdrawal  of  the
   Company  from all federal government contracting work.  During  the three-year  period  ended December 31, 1995,  the  Company  derived
   approximately  10%  of  its  net  service  revenues  from   federal
   government sources.

PAGE

Notes to Consolidated Financial Statements, Continued

   12.  Litigation, continued:

   A  complaint  was  filed in December 1995 against the  Company  and
   another  party in the Circuit Court of Dade County,  Florida.   The
   plaintiff  alleges that the Company failed to update its report  on the suitability of the foundation material after a substitution  in those  materials was made.  As a result of the plaintiff's reliance on  this report, the materials used in the foundation were found to be  inadequate and the building pad settled, resulting in  damages.
   The  Company believes it has a meritorious defense with respect  to the lawsuit and intends to vigorously defend the action.  While the ultimate outcome cannot be determined at this time, management does not believe it will have a material adverse effect on the Company's financial position.

   An  action was filed in September 1994 in the Court of Common Pleas
   in  Montgomery  County,  Ohio  by an individual.   This  individual
   alleges  various  physical  impairments were  caused  by  breathing harmful  fumes emitted by one of the Company's testing  facilities.
   This  individual is not an employee of the Company and works in  an office  adjacent  to the Company's facility.  The Company  believes the  lawsuit is without merit and intends to vigorously defend  the
   action.   While the ultimate outcome cannot be determined  at  this
   time,  management does not believe it will have a material  adverse effect on the Company's financial position.

   The Company is also subject to numerous other legal proceedings and claims  which  arise  from  employment,  customer  and  contractual
   matters.   While the result of any litigation necessarily  contains
   an  element  of  uncertainty, management is  of  the  opinion  that adequate provision has been made as of December 31, 1995 for  legal proceedings  and claims which they believe expose  the  Company  to liability.








                        SUPPLEMENTAL SCHEDULES


PAGE

American Testing and Engineering Corporation
Consolidating Balance Sheet as of December 31, 1995

                                                American
                                                Testing and
                                                Engineering
            ASSETS                              Corporation    WATEC L.P.     Eliminations   Consolidated
                                                ------------   ------------   ------------   ------------
Current Assets:
    Cash                                        $     41,123   $      5,570   $          -   $     46,693

    Receivables:
      Trade accounts receivable                   18,071,922      2,210,105              -     20,282,027
      Unbilled revenue on work in progress         6,028,400        767,563              -      6,795,963
      Intercompany receivable                              -        280,792       (280,792)             -
                                                ------------   ------------   ------------   ------------
                                                  24,100,322      3,258,460       (280,792)    27,077,990

      Less allowance for doubtful accounts         (685,528)         (5,023)             -       (690,551)
                                                ------------   ------------   ------------   ------------
                                                  23,414,794      3,253,437       (280,792)    26,387,439

    Collateral bonds                                 778,725         22,705              -        801,430
    Other current assets                             671,855        107,867              -        779,722
                                                ------------   ------------   ------------   ------------
           Total current assets                   24,906,497      3,389,579       (280,792)    28,015,284

Property and equipment, net                        5,678,485        223,156              -      5,901,641
Advances to related parties                          149,627          7,085              -        156,712
Other assets                                       3,096,521          3,093       (846,556)     2,253,058
                                                ------------   ------------   ------------   ------------
           Total current assets                 $ 33,831,130   $  3,622,913   $ (1,127,348)  $ 36,326,695
                                                ============   ============   ============   ============

            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Working capital loans                      $  1,345,739    $    334,017    $         -   $  1,679,756
    Current portion of long-term debt            11,043,881               -              -     11,043,881
    Accounts payable, trade                       6,188,997       1,615,429              -      7,804,426
    Accrued salaries, wages and other
        compensation                              3,771,872         176,314              -      3,948,186
    Accrued expenses                              3,559,264         643,424              -      4,202,688
    Intercompany payable                            280,792               -       (280,792)             -
                                                ------------   ------------   ------------   ------------
           Total current liabilities             26,190,545       2,769,184       (280,792)    28,678,937

Long-term obligations                               877,095               -              -        877,095

Performance share obligation                        688,147               -              -        688,147

Leasease and revenue reserve                        187,739               -              -        187,739

Minority interest                                         -               -           7,173         7,173

Shareholders' equity:
    Common stock                                     79,250               -               -        79,250
    Additional paid-in capital                      633,131               -               -       633,131
    Advances to shareholders                        (21,266)              -               -       (21,266)
    Retained earnings                             5,196,489         853,729        (853,729)    5,196,489
                                                ------------   ------------   ------------   ------------
           Total shareholders' equity             5,887,604         853,729        (853,729)    5,887,604
                                                ------------   ------------   ------------   ------------
           Total liabilities and shareholders
               equity                           $ 33,831,130   $  3,622,913   $ (1,127,348)  $ 36,326,695
                                                ============   ============   ============   ============

PAGE

American Testing and Engineering Corporation
Consolidating Income Statement for the year ended December 31, 1995

                                                American
                                                Testing and
                                                Engineering
                                                Corporation    WATEC L.P.     Eliminations   Consolidated
Revenues:                                       ------------   ------------   ------------   ------------
    Service revenue                             $ 85,017,929   $ 11,534,941   $ (1,422,748)  $ 95,130,122
    Cost of services revenue                     (20,607,759)    (7,741,557)     1,422,748    (26,926,568)
                                                ------------   ------------   ------------   ------------
      Net service revenue                         64,410,170      3,793,384              -     68,203,554

    Equity in earnings of affiliate                  214,027              -       (214,027)             -
                                                ------------   ------------   ------------   ------------
      Total revenues                              64,624,197      3,793,384       (214,027)    68,203,554

Costs and expenses:
    Engineering and consulting costs              29,627,382      1,436,984              -     31,064,366
    General and administrative expenses           35,322,852      1,969,083              -     37,291,935
    Interest expenses                              1,492,938        171,128              -      1,664,066
                                                ------------   ------------   ------------   ------------
      Total costs and expenses                    66,443,172      3,577,195              -     70,020,367

      Income (loss) from operations before
          minority interest                       (1,818,975)      216,189        (214,027)    (1,816,813)

Minority interest                                          -             -           2,162          2,162
                                                ------------   ------------   ------------   ------------
      Net income (loss)                         $ (1,818,975)  $    216,189   $   (216,189)  $ (1,818,975)
                                                ============   ============   ============   ============

PAGE

            AMERICAN TESTING AND ENGINEERING CORPORATION

                       Financial Statements

               For the Year Ended December 31, 1994,
             the Three Months Ended December 31, 1993,
               and the Year Ended September 30, 1993



PAGE

Report of Independent Accountants


To the Board of Directors and Shareholders of American Testing and Engineering Corporation

We have audited the accompanying consolidated balance sheets of American Testing and Engineering Corporation as of December 31, 1994 and 1993 and September 30, 1993, and the consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1994, the three months ended December 31, 1993, and the year ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Testing and Engineering Corporation as of December 31, 1994 and 1993 and September 30, 1993, and the results of its operations and its cash flows for the year ended December 31, 1994, the three months ended December 31, 1993, and the year ended September 30, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the supplemental consolidating schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for performance share obligations.



/s/ Coopers and Lybrand L.L.P.
- ------------------------------


Indianapolis, Indiana
March 31, 1995, except as to the
information presented in Note 4,
for which the date is May 4, 1995

                                1
PAGE

American Testing and Engineering Corporation
Consolidated Balance Sheets
as of December 31, 1994 and 1993 and September 30, 1993

                                                        December 31,          September 30,
Assets                                              1994           1993           1993
                                                ------------   ------------   ------------
Currentassets:
     Cash                                       $     62,285   $     59,889   $     80,448

     Receivables:
         Trade accounts receivable                20,732,006     22,828,001     26,308,947
         Unbilled revenue on work in process       6,395,647      8,848,611      6,346,558
                                                ------------   ------------   ------------
                                                  27,127,653     31,676,612     32,655,505
         Less allowance for doubtful accounts       (814,600)    (1,968,600)    (1,680,000)
                                                ------------   ------------   ------------
                                                  26,313,053     29,708,012     30,975,505

  Collateral bonds                                 1,110,652      1,588,308      1,999,612
  Other current assets                               825,214        866,815        744,661
                                                ------------   ------------   ------------

      Total current assets                        28,311,204     32,223,024     33,800,226
                                                ------------   ------------   ------------


Property and equipment, net (Note 2)               9,041,493     11,692,091     12,418,178
Advances to related parties (Note 3)                 111,328        138,502        138,233
Other assets                                       2,199,840      2,572,280      2,817,782
                                                ------------   ------------   ------------

      Total assets                              $ 39,663,865   $ 46,625,897   $ 49,174,419
                                                ============   ============   ============


                                                        December 31,          September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                1994           1993           1993
                                                ------------   ------------   ------------

Current liabilities:
     Working capital loans                        $  632,235    $ 2,600,000   $  2,000,000
     Current portion of long-term debt             3,548,168      3,256,269      3,020,019
     Accounts payable, trade                       7,211,534      7,578,527     11,098,172
     Accrued salaries, wages, and other
       compensation                                4,774,441      4,505,932      3,788,639
     Accrued expenses                              4,386,966      9,857,179      3,459,889
                                                ------------   ------------   ------------

         Total current liabilities                20,553,344     27,797,907     23,366,719

Long-term obligations (Note 4)                    10,255,382     11,736,901     12,381,976

Performance share obligation (Notes 1 and 6)       1,139,894      1,436,231      1,329,991

Minority interest                                      5,011          8,915         14,729

Shareholders' equity:
     Common stock, no par value, 2,000,000 shares
        authorized , 1,585,000 shares issued and
        outstanding                                   79,250         79,250         79,250

  Additional paid-in capital                         633,131        384,240        384,240
  Advances to shareholders (Note 4)                  (17,947)      (711,920)      (700,544)
  Retained earnings                                7,015,800      5,894,373     12,318,058
                                                ------------   ------------   ------------

         Total shareholders' equity                7,710,234      5,645,943     12,081,004
                                                ------------   ------------   ------------
         Total liabilities and
            shareholders equity                 $ 39,663,865   $ 46,625,897   $ 49,174,419
                                                ============   ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                                2
PAGE

American Testing and Engineering Corporation
Consolidated Statements of Operations
for the year ended December 31, 1994, the three months ended
December 31, 1993, and the year ended September 30, 1993

                                                               Three Months
                                                 Year Ended        Ended      Year Ended
                                                December 31,   December 31,   September 30,
                                                    1994           1993           1993
                                                ------------   ------------   ------------
Revenues:
     Service revenue                            $102,253,268   $ 28,354,269   $117,609,574
     Cost of service revenue (Note 1)            (30,116,429)   (11,832,987)   (38,794,916)
                                                ------------   ------------   ------------
         Net  service revenue                     72,136,839     16,521,282     78,814,658
                                                ------------   ------------   ------------
Cost and expenses:
     Engineering and consulting costs             35,593,894     11,122,048     35,075,967
     General and administrative expenses          34,356,520     10,726,126     46,082,281
     Interest expense                              1,539,513        398,232      1,485,275
     Legal judgment (Note 10)                              -        704,375              -
                                                ------------   ------------   ------------
         Total costs and expenses                 71,489,927     22,950,781     82,643,523
                                                ------------   ------------   ------------
         Income (loss) before cumulative effect
            of change in accounting method.          646,912     (6,429,499)    (3,828,865)

Cumulative effect of change in accounting
   method (Note 1)                                   470,611              -              -
                                                ------------   ------------   ------------
         Net income (loss) before minority
            interest                               1,117,523     (6,429,499)    (3,828,865)

Minority interest                                     (3,904)         5,814         (3,751)
                                                ------------   ------------   ------------

         Net income (loss)                      $  1,121,427   $ (6,423,685)  $ (3,832,616)
                                                ============   ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                                3
PAGE

American Testing and Engineering Corporation
Consolidated Statements of Changes in Shareholders' Equity for the year ended December 31, 1994, the three months ended
December 31, 1993, and the year ended September 30, 1993

                                                               Additional                                   Total
                                                Common         Paid-in        Advances to    Retained       Shareholders'
                                                Stock          Capital        Shareholders   Earnings       Equity
                                                ------------   ------------   ------------   ------------   ------------
Balance, September 30, 1992                     $     79,250   $    384,240   $          -   $ 15,911,335   $ 16,374,825
Distributions to shareholders                              -              -              -       (391,157)      (391,157)
Advances to shareholders                                   -              -        (70,048)             -        (70,048)
Net loss                                                   -              -              -     (3,832,616)    (3,832,616)
                                                ------------   ------------   ------------   ------------   ------------

Balance, September 30, 1993
   as previously reported                             79,250        384,240        (70,048)    11,687,562     12,081,004
Prior shareholder distributions
   classified as shareholder advances (Note 3)             -              -       (630,496)       630,496              -
                                                ------------   ------------   ------------   ------------   ------------

Balance, September 30,
   1993, as adjusted                                  79,250        384,240       (700,544)    12,318,058     12,081,004
Advances to shareholder                                    -              -        (11,376)             -        (11,376)
Net loss                                                   -              -              -     (6,423,685)    (6,423,685)
                                                ------------   ------------   ------------   ------------   ------------
Balance, December 31, 1993                            79,250        384,240       (711,920)     5,894,373      5,645,943

Shareholder contribution                                   -        248,891              -              -        248,891
Repayment of shareholder advances                          -              -        693,973              -        693,973
Net income                                                 -              -              -      1,121,427      1,121,427
                                                ------------   ------------   ------------   ------------   ------------

Balance, December 31, 1994                      $     79,250   $    633,131   $    (17,947)  $  7,015,800   $  7,710,234
                                                ============   ============   ============   ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                                4
PAGE

American Testing and Engineering Corporation
Consolidated Statements of Cash Flows
for the year ended December 31, 1994, the three months ended
December 31, 1993, and the year ended September 30, 1993

                                                               Three Months
                                                 Year Ended        Ended      Year Ended
                                                December 31,   December 31,   September 30,
                                                    1994           1993           1993
                                                ------------   ------------   ------------
Cash flows from operating activities:
     Net income (loss)                          $  1,121,427   $ (6,423,685)  $ (3,832,616)
     Adjustments to reconcile net income (loss)
         to net cash provided by operating
         activities :
       Depreciation and amortization               4,311,092      1,174,178      5,076,527
       Provision for doubtful accounts            (1,154,000)       288,600        281,000
       (Gain) loss on sale of property and
         equipment                                   (76,446)       (17,090)       176,382
       Performance shares issued                           -        120,757         72,634
       Appreciation of performance share value       217,433              -              -
       Cumulative effect of change in accounting
         method                                     (470,611)             -              -
       Appreciation of performance shares
            redeemed by issuance of note payable           -              -        134,511
       Changes in assets and liabilities:
         Trade accounts receivable                 2,095,995      3,480,946      2,756,359
         Unbilled revenue on work in progress      2,452,964     (2,502,053)    (2,658,219)
         Prepaid expenses                            (75,852)       (77,260)      (200,220)
         Accounts payable                          1,691,361     (4,735,242)     2,256,065
         Accrued salaries and expenses            (5,201,704)     7,114,583      1,133,622
         Collateral bonds                            477,656        411,304       (847,024)
         Other, net                                  503,163        184,525       (944,032)
                                                ------------   ------------   ------------
           Net cash provided by (used in)
              operating activities                 5,892,478       (980,437)     3,404,989
                                                ------------   ------------   ------------

Cash flows from investing activities:
     Acquisition of property and equipment        (1,869,058)      (474,064)    (2,198,370)
     Proceeds from sale of property and
         equipment                                   295,010         53,063        346,603
                                                ------------   ------------   ------------
           Net cash used in investing activities  (1,574,048)      (421,001)    (1,851,767)

Cash flows from financing activities:
     Net deposits to cash collateral account      (1,767,190)             -              -
     Proceeds from obligations to banks and
        notes payable                              7,175,000     11,015,000     23,765,000
     Payments on obligations to banks and notes
        payable                                   (8,565,195)   (10,823,825)   (24,545,218)
     Advances to shareholders                              -        (11,376)      (391,157)
     Performance shares redeemed                     (43,159)       (14,517)      (128,477)
     Change in cash overdraft                     (2,058,354)     1,215,597       (236,671)
     Additional paid-in capital                      248,891              -              -
     Proceeds from repayment of shareholder
        advances                                     693,973              -              -
                                                ------------   ------------   ------------
           Net cash provided by (used in)
             financing activities                 (4,316,034)     1,380,879     (1,536,523)
                                                ------------   ------------   ------------
           Increase (decrease) in cash                 2,396        (20,559)        16,699

Cash, beginning of period                             59,889         80,448         63,749
                                                ------------   ------------   ------------
Cash, end of period                              $    62,285   $     59,889   $     80,448
                                                ============   ============   ============

The accompanying notes are an integral part of these consolidated financial statements.
                                5
PAGE

American Testing and Engineering Corporation
Notes to Consolidated Financial Statements


   1.   Significant Accounting Policies:

   a.       Consolidation   Principles  and   Financial   Statement
     Presentation: These consolidated financial statements include the accounts of American Testing and Engineering Corporation ("ATEC") and Waste Abatement Technology, L.P. ("WATEC"), a limited partnership in which the Company holds a 99 percent interest (together, the "Company"). All significant intercompany accounts have been eliminated.

   b. Property and Equipment: Property and equipment are recorded at cost and are depreciated using the straight-line method. Estimated useful lives range from three to ten years for machinery, equipment and office furniture and three to seven years for vehicles. Leasehold improvements are generally amortized over the term of the respective leases. Expenditures for normal repair and maintenance are charged to expense as incurred. Cost and accumulated depreciation of assets disposed are removed from the accounts, and any resulting gain or loss is included in income.

   c. Income Taxes: Effective October 1, 1991, the Company elected status as an S Corporation under the provisions of the Internal Revenue Code. Accordingly, it is generally not subject to federal or state income taxes, and the income or loss of the Company is reflected in the personal income tax returns of its shareholders. Income taxes paid during the year ended September 30, 1993 relate to prior years in which the Company was a C Corporation.

   d. Revenue and Cost Recognition: The Company's principal business is providing professional engineering and consulting services under cost-plus-fee and fixed-price contracts. Revenues attributable to such contracts and claims for revenue on additional contract revisions are accounted for under the percentage-of-completion (cost-to-cost) method of accounting and are recorded equivalent to costs incurred plus a pro rata portion of estimated profits expected to be realized on the contracts.

     Profits  expected  to be realized on contracts  are  based  on total contract value and management's estimates of costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are recorded in the accounting period in which the revisions are made. Provisions for estimated losses on contracts are recorded when they are identified.

     Costs of service include all direct material and subcontract costs, and those indirect costs related to contract performance. Prior to October 1, 1993, the Company classified all indirect and direct contract costs, except for subcontract costs, as engineering and consulting costs. Accordingly, for the year ended September 30, 1993 $7,401,386 of such costs previously reported as engineering and consulting costs have been reclassified to costs of service revenue.

                                6
PAGE

   e. Performance Share Obligation: Amounts contributed by participants to the Performance Share Plan are recognized as compensation expense when earned. Prior to January 1, 1994, the Company recognized additional expense (appreciation of performance share value) or other income (diminution of performance share value) upon election by the participant to redeem units in accordance with the plan's provisions.

     To more directly relate the periodic results of its operations with related changes in the valuation of performance shares, the Company changed its method of accounting for changes in the appreciation or diminution of performance share value. As a result, the effect of any such change will be measured in the period in which the change occurs rather than upon redemption of the units, and the recorded obligation effective January 1, 1994, is equivalent to the amount due employees in the event of death, total disability, hardship, or termination. As part of this change, during the year ended December 31, 1994, the Company recorded a one-time cumulative benefit of $470,611, which recognizes the cumulative difference in expense recorded under the two methods from the inception of the plan through January 1, 1994.

   f. Reclassifications: In addition to the reclassification of costs of service revenue discussed in d. above, certain other reclassifications have been made within the September 30, 1993 financial statements to conform with the December 31, 1994 and 1993 presentations.



   2.   Property and Equipment:

   Property and equipment is summarized as follows:

                                                        December 31,          September 30,
                                                    1994           1993           1993
                                                ------------   ------------   ------------

Machinery and equipment                         $ 12,102,895   $ 11,780,191   $ 11,692,099
Vehicles                                           6,828,868      7,682,159      7,803,469
Office furniture and equipment                     8,508,533      8,180,688      8,002,663
Leasehold improvements                             3,660,734      3,587,669      3,549,762
Building                                             291,220        291,220        291,220
Land                                                 276,480        276,480        276,480
Construction in progress                             427,241          8,853              -
                                                ------------   ------------   ------------
                                                  32,095,971     31,807,260     31,615,693
Less accumulated depreciation                    (23,054,478)   (20,115,169)   (19,197,515)
                                                ------------   ------------   ------------
                                                $  9,041,493   $ 11,692,091   $ 12,418,178
                                                ============   ============   ============

                                7
PAGE

   3.   Related-party Transactions:

   Advances to related parties are summarized as follows:

                                                        December 31,          September 30,
                                                    1994           1993           1993
                                                ------------   ------------   ------------
Douglass Environmental Services, Inc.           $          -   $     27,174   $     26,905
Mann Reality Co.                                      68,913         68,913         68,913
Mann Techology, Inc.                                   1,000          1,000          1,000
ATEC International                                    41,415         41,415         41,415
                                                ------------   ------------   ------------
                                                $    111,328   $    138,502   $    138,233
                                                ============   ============   ============

   The Company provides subcontractor services to Douglass Environmental Services, Inc. (Douglass), a company in which a shareholder of the Company is an officer and minority shareholder. Revenues earned by the Company under subcontracting agreements with Douglass for the year ended December 31, 1994, the three months ended December 31, 1993, and the year ended September 30, 1993 were $68,311, $150,391, and $1,062,887, respectively.

   The Company has entered into certain noncancelable operating lease agreements for office space with Mann Realty Co., a partnership in which the Company's president is a partner. Minimum annual rental commitments under these leases are included in Note 7 and aggregate $599,217, $463,711, $396,336,
   $288,252,   $180,168,  and  $942,782  for   the   years   ending
   December  31,  1995,  1996, 1997, 1998,  1999,  and  thereafter, respectively. Rents paid to Mann Realty Co. for the year ended December 31, 1994, the three months ended December 31, 1993, and the year ended September 30, 1993 were $542,610, $193,230, and $615,144, respectively. The Company also has $125,000 on deposit with Mann Realty Co. pursuant to lease agreements on certain locations. No interest is earned on advances, and there are no agreements identifying specific repayment terms.

   The Company's president is an officer and shareholder of Mann Technology, Inc., which serves as the corporate general partner and one-percent owner of WATEC. Mann Technology, Inc.'s 1% interest and earnings therefrom have been reflected as minority interest on the Company's consolidated balance sheets and statements of operations. Two shareholders of the Company are also shareholders in ATEC International. Advances to Mann Technology and ATEC International bear no interest, and there are no agreements identifying specific repayment terms.

   The Company's interim distributions to shareholders for estimated income taxes have been determined by the Company's management to be advances to shareholders until such time as the actual liability is calculated. As a result of this determination, at September 30, 1993, $630,496 of previously reported distributions has been reclassified as advances to shareholders. Accordingly, advances to shareholders, as restated, aggregated $700,544 at September 30, 1993. Advances to shareholders were $711,920 and $17,947 at December 31, 1993 and 1994, respectively. The Company reports shareholder advances as a reduction of shareholders' equity. The Company's Credit Agreement (Note 4) requires that any such shareholder advances in excess of the related tax liability be repaid to the Company when corresponding refunds are received from taxing authorities.
                                8
PAGE

   4.   Long-term Debt:

   Long-term debt is summarized as follows:

                                                        December 31,          September 30,
                                                    1994           1993           1993
                                                ------------   ------------   ------------
Credit agreement:
  Working capital loan-ATEC                     $    332,810   $  2,100,000   $  1,500,000
  Working capital loan-WATEC                         299,425        500,000        500,000
                                                ------------   ------------   ------------
     Borrowings under working capital loans     $    632,235   $  2,600,000   $  2,000,000
                                                ============   ============   ============

  Term loan one                                 $  6,907,321   $  8,601,485   $  9,039,710
  Term loan two                                    2,715,048      3,857,448      4,143,048
  Term Loan three                                  1,791,563      2,205,000      1,890,000
  Equipment acquisition loan                        1,475,000              -              -
                                                ------------   ------------   ------------
     Borrowings under term loans                  12,888,932     14,663,933     15,072,758

  Notes payable                                      914,618        329,237        329,237
                                                ------------   ------------   ------------
                                                  13,803,550     14,993,170     15,401,995
  Less current portion                            (3,548,168)    (3,256,269)    (3,020,019)
                                                ------------   ------------   ------------
     Total long-term debt                       $ 10,255,382   $ 11,736,901   $ 12,381,976
                                                ============   ============   ============

   a. Credit Agreement: On May 4, 1995, the Company entered into a new credit agreement with Bank One, Indianapolis, N.A. ("Bank One"). Substantially all assets have been pledged as collateral under the new credit agreement (the "Agreement"). The Agreement contains certain financial covenants which require the Company to meet financial ratios and tests, including a minimum current ratio, a minimum tangible capital test, a maximum debt to tangible capital ratio, and a minimum debt service coverage ratio.

     Under the Agreement, ATEC and WATEC may borrow up to $5,500,000 and $1,000,000, respectively, under working capital loans. These loans bear interest, payable monthly, at Bank One's prime rate, which was 8.50% at December 31, 1994, plus .75%, and mature on April 30, 1996. Bank One may, at its sole discretion, extend the maturity date of the working capital loans. The Agreement provides for the establishment of a cash collateral account, whereby the Company deposits all cash into the account to pay down working capital loans and then draws funds to meet current operating requirements.

                                 9
PAGE

     Term loan one is due in consecutive monthly principal payments of $116,500 plus interest, with the remaining unpaid principal plus accrued interest due March 1, 1998. The loan bears interest at Bank One's prime rate plus 1%. Term loan two is due in consecutive monthly principal payments of $95,200 plus interest, with the remaining balances of principal and interest due on June 1, 1997. The loan bears interest at an annual rate of 9.51% through February 28, 1996 and at Bank One's prime rate plus 1% thereafter. Term loan three is due in consecutive monthly principal payments of $45,937 plus interest, with the remaining balance of principal and interest due on February 28, 1998. The loan bears interest at Bank One's prime rate plus 1%. On June 1, 1995, the outstanding principal on the existing equipment acquisition loan converts to a new term loan due in consecutive monthly principal payments of $41,700 plus interest at Bank One's prime rate plus 1%, with the remaining balances of principal and interest due on March 15, 1999.

     An additional equipment acquisition loan provided under the Agreement permits the Company to borrow up to $2,500,000 through April 30, 1996 (the maturity date) for capital expenditures, with interest payable monthly through the maturity date at Bank One's prime rate plus 1%. Upon the maturity date, the principle balance converts to a new term loan due in 48 equal consecutive monthly payments, which continue to bear interest at the same rate.

     A $6,000,000 facility for letters of credit is provided under the Agreement with a 1.5% annual fee on outstanding letters of credit (Note 5). In addition, up to a maximum of $5,000,000 of total indebtedness under the credit agreement has been guaranteed by the Company's principle shareholder.

   b. Notes Payable: The Company's principal shareholder advanced the Company $750,000 in September 1994. The note bears interest at 12.0% and the principal and accrued interest are due on February 1, 1996. The note is subordinated to the interest of Bank One.

     In connection with the retirement of certain performance share obligations, a note with a principal balance of $329,237 was issued. Payment of the remaining $164,618 of principal, plus accrued interest at Bank One's prime rate, is due on January 10, 1995.

   The aggregate maturities of long-term debt at December 31, 1994 are as follows:

       1995                                           $   3,548,168
       1996                                               4,341,650
       1997                                               2,879,498
       1998                                               3,034,234
                                                       ------------
                                                       $ 13,803,550
                                                       ============
                                10
PAGE

   5.   Letters of Credit:

   The Company has $4,829,353 in letters of credit outstanding at December 31, 1994, which collateralize performance bonds required under certain contracts, certain litigation, and deductibles under professional liability insurance. They expire in various amounts through January 1996.



   6.   Performance Share Obligation:

   The Company has adopted a Performance Share Plan ("Share Plan") intended to operate for the benefit of key employees of the Company. At the beginning of each fiscal year, each Share Plan participant can elect to receive a portion of his bonus payable under the ATEC Incentive Bonus Plan in the form of Performance Shares ("Shares"), for which the Company has agreed to later pay a formula value per Share, subject to adjustment (see below). Except as otherwise determined by the Board, Shares issued in lieu of cash bonuses were initially valued at twice the book value of shares of the Company's common stock through September 30, 1992 and at one and one-half times the book value of common stock, thereafter ("Purchase Price").

   The Company will satisfy the Performance Share Obligation by cash payments to the Share Plan participants in the event of the Share Plan participant's death, total disability, hardship or termination from the Company, or upon sale of 50% of the Company's common stock or substantially all of the assets of the Company. See Note 1.

   The value per Unit and the right to receive payment for Shares held by a Share Plan participant are determined as follows:

   Event Causing Unit Redemption        Share Value Determined By

   Death, total disability,             The Share Purchase Price plus or
      hardship or termination              minus the change in book
                                           value of the common stock of
                                           the Company from the date of
                                           purchase to the end of the
                                           fiscal year immediately
                                           preceding the event.

   Sale or transfer of more than        The payment received by the
      50% of the issued and                Company shareholders for each
      outstanding common stock of          share of the Company.
      the Company

   Sale of substantially all of the     The payment received by the
      assets of the Company, or the        Company shareholders for each
      liquidation of the Company           share of the Company.



                                11
PAGE

   Activity in the years ended December 31, 1994 and September 30, 1993 and the three months ended December 31, 1993 was as follows:

                                                Performance
                                                Shares         Obligation
                                                ------------   ------------

Balance at September 30, 1992                        255,499   $  1,580,560
Issued                                                 3,721         72,634
Redeemed                                             (55,343)      (323,203)
                                                ------------   ------------

Balance at September 30, 1996                        203,877      1,329,991
Issued                                                10,677        120,757
Redeemed                                              (1,061)       (14,517)
                                                ------------   ------------

Balance at December 31, 1993                         213,493      1,436,231
Cumulative effect of change in accounting
  method (Note 1)                                          -       (470,611)
Issued                                                     -              -
Redeemed                                              (6,558)       (43,159)
Appreciation of share value                                -        217,433
                                                ------------   ------------

Balance at December 31, 1994                         206,935   $  1,139,894
                                                ============   ============


   7.   Leases:

   Minimum annual rental commitments under noncancelable operating leases at December 31, 1994 (primarily for office space) are as follows:
                                                         Amount
                                                      -----------
      1995                                            $ 2,488,443
      1996                                              1,759,393
      1997                                              1,107,861
      1998                                                719,178
      1999                                                548,398
      Thereafter                                        1,148,021
                                                      -----------
                                                      $ 7,771,294
                                                      ===========

   Total rental expense for the year ended December 31, 1994, the three months ended December 31, 1993, and the year ended September 30, 1993 was approximately $755,000, $3,107,000, and $3,216,000, respectively.

                                12
PAGE

   8.   Profit Sharing Plan:

   The Company sponsors a defined contribution 401(k) plan ("Plan") covering substantially all employees. Annual contributions to the Plan are made by the Company at its discretion but shall not exceed the Company's current net profits, accumulated profits, or the amount which the Company may lawfully contribute to a qualified plan under provisions of the Internal Revenue Code. The Company has reserved the right to discontinue or temporarily suspend contributions made to the Plan for a definite or indefinite period of time. The Company's contributions are allocated to the account balance of each participant based upon the ratio of the participant's plan year compensation to the total plan year compensation of all participants and vest over a six-year period.

   During the year ended December 31, 1994, the Company contributed $273,513 to the Plan and, additionally, participant forfeitures aggregating $46,938 were retained. The Company's contributions to the Plan were $113,850 during the three months ended December 31, 1993. During the year ended September 30, 1993, participant forfeitures totaling $321,033 were retained to satisfy the Company's contributions to the Plan.


   9.   Supplemental Disclosures of Cash Flow Information:

                                                               Three Months
                                                 Year Ended        Ended      Year Ended
                                                December 31,   December 31,   September 30,
                                                    1994           1993           1993
                                                ------------   ------------   ------------

Cash paid during the first year for:
   Interest                                     $  1,489,863   $    376,429      1,487,936
                                                ============   ============   ============
                                                $          -   $          -        577,043
                                                ============   ============   ============

   During the year ended September 30, 1993, the Company redeemed performance shares with a recorded value of $194,726 and a redemption value of $329,237 by issuance of a note payable.


   10.  Litigation:

   A lawsuit was filed on April 24, 1991 against the Company and two other parties in the Superior Court of Lake County, Indiana. The claim alleged negligent and careless conduct on the part of the Company, which resulted in permanent personal injuries being suffered by the plaintiff as a result of exposure to hazardous materials while operating equipment at a landfill. The plaintiff sought unspecified judgments, and the Company remained the sole defendant. In May of 1993, the Company received notice from its general liability insurance carrier that coverage for the suit was being denied. On March 23, 1995, a trial jury returned a verdict against the Company and awarded the plaintiff $704,375 in damages, which has been charged against the consolidated statement of operations for the three months ended December 31, 1993. The Company intends to vigorously pursue recovery of the damages from its insurance carrier.

                                13
PAGE

   The Company was brought into two civil actions by service of complaints on or about July 2, 1993 in connection with the collapse of large water intake pipes which are part of the Northern Indiana Public Service Company power generation plant in Northern Indiana. Both actions were subrogation actions against numerous defendants and claimed damages in the amount of $47,000,000. A summary judgment in the federal court action was entered on behalf of the Company, and on September 29, 1994, the Company's motion to make the summary judgment final was granted by the Court without further appeal by the other parties in the suit.

   On March 1, 1994, the Company and another party were named as defendants in a lawsuit filed in the Court of Common Pleas,
   Franklin, Ohio. The plaintiff alleges that the Company negligently performed an environmental site assessment which failed to indicate environmental contamination that has made a mortgage on the property in the amount of $15 million worthless. The parties are in the initial stages of discovery. The Company believes it has a meritorious defense with respect to the lawsuit and intends to vigorously defend the action. While the ultimate outcome cannot be determined at this time, management does not believe it will have a material adverse effect on the Company's financial position.

   During 1994, the Company and two former employees were named as additional defendants in an existing lawsuit against Siemens A.G. and certain related entities ("Siemens") pending in the
   U.S. Court for the Northern District of Georgia, Atlanta Division. The claim arises from a number of environmental site assessments performed by the Company for Siemens Service Company, a former subsidiary of Siemens A.G. The plaintiff alleges that the Company failed to provide complete and accurate reports, which Siemens subsequently provided to the plaintiff and on which the plaintiff relied in deciding to purchase stock in a related Siemens entity. The suit seeks compensatory damages in the amount of $18 million and punitive damages in the amount of $150 million. Siemens and the Company have undertaken a joint defense against the suit. Resolution of the dispute is currently in mediation, and, to date, two sessions with independent mediators have occurred. While the ultimate outcome cannot be determined at this time, management, after consultation with legal counsel, believes it will not have a material adverse impact on the Company's financial position.

   By letter dated December 12, 1993, the Company entered the Voluntary Disclosure Program administered by the U.S. Department of Defense ("DoD"). The bases of the disclosure are allegations that certain former Company employees paid unlawful gratuities to a federal government inspector concerning a contract at a federal government site. Possible violations involve the federal Anti-Kickback Act, federal criminal law against bribery, and the federal civil False Claims Act. The Company retained a law firm to undertake internal investigation of the matter and to prepare a report for presentation to the Office of the Inspector General, DoD.

                                14
PAGE

   The Company could be responsible for the repayment of any losses suffered by the federal government related to the gratuities, fraud or kickbacks. In January 1995, the Company submitted the internal investigation report to DoD in which it found that the illegal gratuities had been paid by a former Company employee. The Company paid the federal government the losses identified in the internal investigation report. The Company does not believe it has any additional monetary obligation to the federal government as a result of the matters covered by the investigation; however, the federal government accepted the funds with the express reservation that the acceptance did not constitute a limitation of the Company's liability. The federal government is now conducting a compliance audit of the report and could seek further remedies, including, without limitation, substantial fines to the Company and/or suspension or debarment from future government contracts. During the three year period ended December 31, 1994, the Company derived less than 10% of its net service revenues from federal government sources.

   The Company is also subject to numerous other legal proceedings and claims which arise from employment, customer and contractual matters. While the result of any litigation necessarily contains an element of uncertainty, management is of the opinion that adequate provision has been made as of December 31, 1995 for legal proceedings and claims which they believe expose the Company to liability.












                                15
PAGE

                      SUPPLEMENTAL SCHEDULES


PAGE

American Testing and Engineering Corporation
Consolidating Balance Sheet
as of December 31, 1994

                                                American
                                                Testing and
                                                Engineering
                ASSETS                          Corporation    WATEC L.P.     Eliminations   Consolidated
                                                ------------   ------------   ------------   ------------
Current assets:
    Cash                                        $     51,931   $     10,354   $          -   $     62,285
    Receivables:
       Trade accounts receivable                   9,066,858      1,665,148              -     20,732,006
       Unbilled revenue on work in progress        6,001,323        394,324              -      6,395,647
                                                ------------   ------------   ------------   ------------

                                                  25,068,181      2,059,472              -     27,127,653
       Less allowance for doubtful accounts         (812,200)        (2,400)             -       (814,600)
                                                ------------   ------------   ------------   ------------
                                                  24,255,981      2,057,072              -     26,313,053


    Collateral bonds                               1,110,652              -              -      1,110,652
    Prepaid expenses                                 723,139        102,075              -        825,214
                                                ------------   ------------   ------------   ------------
       Total current assets                       26,141,703      2,169,501              -     28,311,204

Property and equipment, net                        8,491,462        550,031              -      9,041,493

Advances to related parties                          110,328        161,108       (160,108)       111,328
Other assets                                       2,826,464          3,093       (629,717)     2,199,840
                                                ------------   ------------   ------------   ------------
       Total Assets                             $ 37,569,957   $  2,883,733   $   (789,825)  $ 39,663,865
                                                ============   ============   ============   ============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Working capital loans                       $    332,810   $    299,425   $         -    $    632,235
    Current portion of long-term debt              3,502,103              -             -       3,502,103
    Accounts payable, trade                        5,918,772      1,292,762             -       7,211,534
    Accrued salaries, wages and other
      compensation                                 4,524,262        250,179             -       4,774,441
    Accrued expenses                               4,140,435        406,639      (160,108)      4,386,966
                                                ------------   ------------   ------------   ------------

            Total current liabilities             18,418,382      2,249,005      (160,108)     20,507,279
Long-term obligations                             10,301,447              -             -      10,301,447

Performance share obligation                       1,139,894              -             -       1,139,894

Minority interest                                          -              -         5,011           5,011

Shareholders'equity:
    Common stock                                      79,250              -             -          79,950
    Additional paid-in capital                       633,131              -             -         633,131
    Advances to shareholders                         (17,947)             -             -         (17,947)
    Retained earnings                              7,015,800        634,728      (634,728)      7,015,800
                                                ------------   ------------   ------------   ------------
            Total shareholders' equity             7,710,234        634,728      (634,728)      7,710,234
                                                ------------   ------------   ------------   ------------
           Total liabilities and
              shareholders' equity              $ 37,569,957   $  2,883,733   $  (789,825)   $ 39,663,865
                                                ============   ============   ============   ============

                                16
PAGE

American Testing and Engineering Corporation
Consolidating Income Statement
for the year ended December 31, 1994

                                                American
                                                Testing and
                                                Engineering
                                                Corporation    WATEC L.P.     Eliminations   Consolidated
                                                ------------   ------------   ------------   ------------
Revenues:
    Service revenue                             $ 94,918,854   $  9,059,176   $ (1,724,762)  $102,253,268
    Cost of subcontractor services               (26,073,184)    (5,768,007)     1,724,762    (30,116,429)
                                                ------------   ------------   ------------   ------------
       Net service revenue                        68,845,670      3,291,169              -     72,136,839

    Equity in earnings of affiliate                 (386,457)             -        386,457              -

       Total revenues                             68,459,213      3,291,169        386,457     72,136,839
                                                ------------   ------------   ------------   ------------
Costs and expenses:
    Engineering and consulting                    33,778,590      1,815,304              -     35,593,894
    General and administrative expenses           32,686,438      1,670,082              -     34,356,520
    Interest expense                               1,343,369        196,144              -      1,539,513
                                                ------------   ------------   ------------   ------------
       Total costs and expenses                   67,808,397      3,681,530              -     71,489,927
                                                ------------   ------------   ------------   ------------
       Income (loss) from operations                 650,816       (390,361)       386,457        646,912

Cumulative effect of change in accounting method     470,611              -             -         470,611
                                                ------------   ------------   ------------   ------------

       Net income (loss) before minority
         interest                                  1,121,427      (390,362)        386,457      1,117,523

Minority interest                                          -             -          (3,904)        (3,904)
                                                ------------   ------------   ------------   ------------
       Net income (loss)                        $  1,121,427   $   (390,361)   $   390,361   $  1,121,427
                                                ============   ============   ============   ============

                                17